PURCHASE AND SALE AGREEMENT


                         for property known as


                   Security Centre' Office Buildings




                 THE BLANKS IN PART I OF THIS AGREEMENT
                  AND ON THE SIGNATURE PAGES NEED TO BE
                  COMPLETED AND VARIOUS EXHIBITS, IF
                    APPLICABLE, NEED TO BE INSERTED


             A CONFIDENTIALITY AGREEMENT AND OTHER DOCUMENTS
            ARE TO BE EXECUTED PRIOR TO OR SIMULTANEOUSLY WITH
                    THE EXECUTION OF THIS AGREEMENT.


          NEITHER THIS AGREEMENT NOR ANY MEMORANDUM OR OTHER NOTICE
               OF THIS AGREEMENT MAY BE RECORDED AMONG THE LAND
                   OR CHATTEL RECORDS OF ANY JURISDICTION.

                        PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND SALE AGREEMENT ("Agreement"), dated as of the Effective Date, is entered into by and between the Resolution
Trust Corporation as Receiver For Security  Federal Savings
Association ("Seller"), and The Parkway Company, a Texas
Corporation("Buyer").

                                    PART I

     Part II (including the Exhibits) of this Agreement makes reference to the following items that must be completed or noted as "Not Applicable" prior to execution of this Agreement:

     1.   The real property is located at 200 South Lamar Street,
Jackson, Mississippi and is more fully described on Exhibit "A".

     2.   "Purchase Price" is Thirteen Million Five Hundred
Thousand and no/100 Dollars ($ 13,500,000.00 ), and consists of the following:

          (a) "Cash Portion of the Purchase Price" in the amount of Thirteen Million Five Hundred Thousand and no/100 Dollars
($13,500,000.00), subject to Sections 4.1 and 11.1 of Part II;

          (b) "Seller Financing" (if applicable) in the amount of *** NOT APPLICABLE *** Dollars ($________); and

          (c) "Assumable Financing" (if applicable) in the amount of *** NOT APPLICABLE *** Dollars ($_______), subject to Section
11.1 of Part II.

     3.   "Deposit" is Two Hundred Fifty Thousand and no/100
Dollars ($ 250,000.00).

     4.   "Broker" is ***NOT APPLICABLE*** and the Listing Broker.

The "Listing Broker" is SRC/FGB JV-SCOB.

     5.   "Closing Agent" is Chicago Title Insurance Company.

     6. "Closing Date" is on or before August 15, 1995, subject to the provisions of Part II.

     7. "Effective Date" is June 20, 1995, which is the date upon which this Agreement is executed by Seller, as evidenced by the insertion of such date below Seller's signature.

     8.   "Title Company" is Chicago Title Insurance Company.

     9.   The allocation of Closing costs under and subject to
Section 13.3 is as follows:

          A.   Seller to pay:

               (1) Basic premium for the owner's policy of title insurance.

          B.   Buyer to pay:

               (1) Recording fees for all instruments delivered at Closing which are to be filed of record;

               (2) All documentary, sales and transfer taxes applicable to this transaction;

               (3)  Fee for amending the area and boundary
                    exception set forth in the owner's policy of title insurance, as well as the cost of any other endorsement, modification or surcharge connected with the issuance of said policy.

           Except as otherwise specifically provided in this Agreement, all other expenses hereunder shall be paid by the party incurring such expenses.

    10.   [SELECT EITHER (a) or (b) and cross-out the other]:

                 (a) If Buyer is seeking Seller Financing, then the documents described in Paragraph 1 of Exhibit "B" are to be delivered to Seller simultaneously with Buyer's execution and delivery of this Agreement and submission of a bid. Non Applicable Due to Cash Offer.

                 (b)  If Buyer is seeking Seller Financing, then
the documents described in Paragraph 1 of Exhibit "B" are to be delivered to Seller within_____________  (_____) (not
to exceed fifteen (15)) Business Days after the Effective
Date at the following address:___________________________
_________________________________________________________
_________________________________________________________

    11. A form of Environmental Remediation Agreement is not attached as Exhibit "L". If the form is attached, Buyer and Seller shall execute and deliver it, and if applicable the form of Remediation Escrow Agreement attached thereto, at Closing.

                                    PART II

                               TABLE OF CONTENTS

                                                             Page

PART II                                                         3
     1.   Purchase and Sale                                     7
     2.   Purchase Price                                        7
     3.   Deposit                                               7
     4.   Payment of Purchase Price: Financing                  8
     5.   Property Information Materials                       10
     6.   Title                                                10
     7.   Inspections                                          11
     8.   Interim Action                                       13
     9.   Representations and Warranties                       14
    10.   Condition of Property;  Disclaimer;  Release of
          Claims                                               15
    11.   Conditions Precedent to Closing                      16
    12.   Closing; Deliveries at Closing                       18
    13.   Costs, Taxes and Adjustments                         21
    14.   Default                                              25
    15.   Liability of Seller and Related Persons              27
    16.   Condemnation                                         27
    17.   Risk of Loss; Casualty                               28
    18.   Brokers                                              30
    19.   Survival                                             30
    20.   Assignments of this Agreement or of Buyer            31
    21.   Notices                                              32
    22.   Time of the Essence                                  32
    23.   Miscellaneous                                        33
    24.   Provisions with Respect to the Closing Agent         35
    25.   Specific Provisions Required by the Jurisdiction in
          which the Property is Located                        36
    26.   Execution and Delivery                               36
    27.   Liquidated Damages Provision                         36

EXHIBITS

     Exhibit "A"    -    Description of the Real Property

     Exhibit "B"     -   Terms of Any Seller Financing
                         Offered (if Applicable)

     Exhibit "B-1"  -    Seller Financing Documents (if
                         Applicable)

     Exhibit "C"    -    Property Information Materials

     Exhibit "D"    -    [This Exhibit has been intentionally
                         deleted.]

     Exhibit "E"    -    Form of Notice to Tenants

     Exhibit "F"    -    Deed

     Exhibit "G"    -    Bill of Sale

     Exhibit "H"    -    Assignment and Assumption Agreement

     Exhibit "I"    -    Collection Policy Affidavit(s) and/or
                         Certification(s) to be Executed at
                         Closing

     Exhibit "J"    -    Provisions With Respect to Closing
                         Agent

     Exhibit "K"         Specific Provisions Required by the
                         Jurisdiction in which the Property
                         is Located

    Exhibit "L"          Environmental Remediation Agreement
                         (if Applicable-see Part I, Item 11)

    Exhibit "M"     -    Tax Addendum

                            INDEX TO DEFINED TERMS


Term                                    Part/Article/Section
                                           (All Article and
                                          Section references are
                                            to Part II)

Accounting Period                                       13.5
Adjustment Time                                         13.4
Affiliate                                               11.2
Agreement                                             Part I
Assignment and Assumption Agreement                  12.2(d)
Assumable Financing                                   Part I
Bill of Sale                                         12.2(c)
Broker                                                Part I
Business Day                                            23.3
Buyer                                                 Part I
Buyer's Representatives                                  7.1
Cash Portion of the Purchase Price                    Part 1
Claims                                                     5
Closing                                                 12.1
Closing Agent                                         Part I
Closing Date                                          Part I
Confidential Files                                       7.1
Contracts                                                8.2
Control                                                 11.2
Deed                                                 12.2(b)
Deposit                                               Part I
Effective Date                                        Part I
Environmental Laws                                      10.2
Environmental Risk                                       7.4
Inspection Studies                                       7.1
Intangible Property                                   1.1(c)
Interest-Bearing Account                                 3.2
Lease(s)                                                 8.1
Listing Broker                                        Part I
Litigation                                            9.2(c)
Notices                                                 21.1
Notice to Tenants                                    12.2(a)
Permits                                               1.1(c)
Permitted Encumbrance                                    6.1
Personal Property                                     1.1(b)
Prohibited Buyer                                        20.4
Property                                                 1.2
Property Information Materials                             5
Pro-Rata Share                                          13.5
Publicly Held                                           11.2
Purchase Price                                        Part I
Real Property                                         1.1(a)
Repair Cost                                          17.2(a)
Seller                                                Part I
Seller Financing                                      Part I
Taking                                                  16.1
Taxes                                                13.4(d)
Tenant                                                  13.5
Tenants' Deposits                                    13.4(g)
Title Company                                         Part I
Title Evidence                                           6.1

     ARTICLE 1.     Purchase and Sale.

     1.1. Seller agrees to sell and convey to Buyer and Buyer agrees to purchase from Seller, under the terms and conditions set forth in this Agreement, all right, title and interest of Seller in and to the following:

               (a) The real property described in Part I and any improvements situated on such real property, together with any and all easements, covenants and other rights appurtenant to such real property (collectively, "Real Property");

               (b) All furniture, furnishings, fixtures, equipment and other tangible personal property presently affixed to and/or located at the Real Property and used in connection with Seller's management, operation or repair of the Real Property, or replacements of those items permitted under this Agreement (collec-tively, "Personal Property"); and

               (c) The following intangibles to the extent they are transferable by Seller (collectively, "Intangible Property"):
(i) any and all Leases and Contracts in effect on the Closing Date,
(ii) any and all licenses, permits, authorizations, certificates of occupancy and other approvals that are in effect as of the Closing Date and necessary for the current use and operation of the Property (collectively, "Permits"), (iii) any and all warranties, telephone exchange numbers, architectural or engineering plans and specifications, and development rights that exist as of the Closing Date and relate to the Real Property or the Personal Property, and
(iv) any and all rights to the name of the improvements upon the Real Property.

     1.2.     The term "Property" means the Real Property, the
Personal Property and the Intangible Property.

     ARTICLE 2.     Purchase Price.

     The Purchase Price is set forth in Part I.

     ARTICLE 3.     Deposit.

     3.1. Simultaneously with delivery to Seller of this Agreement as executed by Buyer, Buyer shall deliver the Deposit in accordance with this Article. If Closing Agent has been designated by Seller as of the date of delivery of the Deposit, then Buyer shall deliver the Deposit to Closing Agent to be held in escrow in accordance with the terms of this Agreement; otherwise, Buyer shall deliver the Deposit to Seller to be forwarded to Closing Agent once Seller designates who the Closing Agent shall be and Seller shall designate the Closing Agent prior to accepting this Agreement. The designation of the Closing Agent shall be in Seller's sole and absolute discretion and set forth in Part I. Buyer shall deliver the Deposit in the form of a certified check or cashier's check made payable to Closing Agent or Seller, as applicable, or by wire transfer of current federal funds received and credited to the account of Closing Agent or Seller, as applicable. The Deposit shall be held in such manner as is designated by Seller (which manner need not be an Interest-Bearing Account) until the date this Agreement is accepted or rejected by Seller. If Seller accepts and executes this Agreement, then Closing Agent shall hold the Deposit in an Interest-Bearing Account.

     3.2. An "Interest-Bearing Account" is an escrow account that is either (a) a segregated, federally insured, interest bearing account, or (b) a segregated account in a money market fund that invests solely in bills, notes or bonds issued by the United States Department of the Treasury. The particular Interest-Bearing Account shall be selected in accordance with joint written instructions from Buyer and Seller. In the absence of such instructions, the particular Interest-Bearing Account shall be selected by Closing Agent. Such escrow account, whether selected by Buyer and Seller or by Closing Agent, shall be maintained under a name that includes the words "Resolution Trust Corporation Escrow Account". The interest accruing on the Deposit shall be part of the Deposit, and all references in this Agreement to the Deposit shall include the interest thereon. To allocate the interest for tax purposes, Buyer is stating Buyer's federal tax employer identification number or social security number, whichever is applicable, below its signature.

     ARTICLE 4.     Payment of Purchase Price; Financing.

     4.1. The Purchase Price shall be paid at Closing as follows:

               (a) The Deposit shall be credited against the Cash Portion of the Purchase Price;

               (b) Buyer shall deliver to Closing Agent, for the account of Seller, the balance of the Cash Portion of the Purchase Price by certified check or cashier's check made payable to Closing Agent, or by wire transfer of current federal funds into a separate, federally insured escrow account maintained for such purpose by Closing Agent;

               (c) If Buyer is approved for Seller Financing, then, at Closing, Buyer shall execute and deliver to Closing Agent the deferred purchase money loan documents evidencing, governing or securing such financing in accordance with the provisions of
Section 4.2; and

               (d) If Buyer is approved for Assumable Financing, then, at Closing, Buyer shall execute and deliver to Closing Agent such documents as are necessary for Buyer to consummate Buyer's assumption of such financing.

If no dollar amount of Seller Financing is set forth in Part I, if no terms and conditions are set forth on Exhibit "B", or if no dollar amount of Assumable Financing is set forth in Part I, then the transaction described in this Agreement shall be "all cash".
See also Section 11.1.   Furthermore, if Buyer is approved for
Seller Financing or Assumable Financing but fails to execute or deliver the requisite documents as aforesaid, then the Cash Portion of the Purchase Price shall be increased to the full Purchase Price such that the transaction described in this Agreement shall be "all cash".

     4.2. If a dollar amount of Seller Financing is set forth on Part I, then Buyer shall deliver all of the documents described in Paragraph 1 of Exhibit "B" to the address shown in Item 10 of
Part I on or before the expiration of the time period set forth in
Item 10 [either simultaneously with execution of this Agreement (see Item 10 (a) or within the number of days set forth in Item 10(b)]. If Buyer fails to deliver all of the required documents in a complete form (i) if so required concurrently with the execution and delivery of this Agreement, then Seller shall be entitled to reject the offer represented by Buyer's delivery of this Agreement, or (ii) within the time period specified in Item 10 (b), then the Cash Portion of the Purchase Price shall be increased to the full amount of the full Purchase Price such that the transaction
described in this Agreement shall be "all cash".   If Buyer is
approved for Seller Financing, then the terms and conditions of such financing set forth on Exhibit "B" shall apply and the loan documents pertaining thereto shall be in substantially the form of Exhibit "B-1".

     4.3. If a dollar amount of Assumable Financing is set forth in Part I, then Buyer shall file, within fifteen (15) Business Days after the Effective Date, a complete application seeking to obtain the requisite approvals from the lender(s), to assume such financing on such terms and conditions as such lender(s) may require. As part of the foregoing, Buyer shall pay promptly any fees and other charges required by the holder of the Assumable Financing to review or process Buyer's application for such assumption.

     ARTICLE 5.     Property Information Materials.

     Buyer acknowledges that, prior to Buyer's execution of this Agreement, Seller delivered to Buyer and Buyer reviewed the materials and information concerning the Property identified on Exhibit "C" (collectively, "Property Information Materials"). BUYER ACKNOWLEDGES AND UNDERSTANDS THAT THE PROPERTY INFORMATION MATERIALS MAY HAVE BEEN PREPARED BY PARTIES OTHER THAN SELLER AND THAT SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE COMPLETENESS, CONTENT OR ACCURACY OF THE PROPERTY INFORMATION MATERIALS. BUYER SPECIFICALLY RELEASES SELLER FROM ALL CLAIMS, DEMANDS, CAUSES OF ACTION, JUDGMENTS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES WHETHER SUIT IS INSTITUTED OR NOT) - WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR CONTINGENT - (COLLECTIVELY, "CLAIMS") ASSERTED AGAINST OR INCURRED BY BUYER BY REASON OF TEE INFORMATION CONTAINED IN, OR THAT SHOULD HAVE BEEN CONTAINED IN, THE PROPERTY INFORMATION MATERIALS; HOWEVER, THE FOREGOING RELEASE SHALL NOT APPLY TO ANY CLAD RESULTING FROM ANY INTENTIONAL MISSTATEMENTS OR WILLFUL MISCONDUCT BY SELLER PER SE.

     ARTICLE 6.     Title.

     6.1. Title to the Real Property is to be conveyed to Buyer at Closing subject to only Permitted Encumbrances. "Permitted Encumbrances" means any and all (a) matters disclosed by the Property Information Materials; (b) matters of public record as of the effective date of the Title Evidence, other than such mortgages and deeds of trust and other monetary liens as Buyer does not assume under Section 4.1; (c) matters that would be revealed by a physical inspection, or a complete and accurate survey, of the Real Property as of the effective date of the Title Evidence, whether such an inspection or survey is actually conducted or not;
(d) rights-of-way, easements, and restrictive covenants that do not materially interfere with the existing use of the Real Property;
(e) zoning and other governmental restrictions; (f) matters common to any plat or subdivision in which the Real Property is located;
(g) taxes, assessments and other public charges not due as of the Closing Date; (h) Leases and Contracts not prohibited under Article 8; (i) if applicable, the documents evidencing or securing Seller Financing under Section 4.1; (j) rights of parties in possession of all or any portion of the Real Property; (k) rights, reservations, exceptions, and restrictions contained in federal patents or in state deeds or imposed under laws providing for the same; and (l) rights, reservations, and exceptions arising under Indian tribal codes or regulations, Indian treaties, or aboriginal rights, including easements and equitable servitudes, whether recorded or unrecorded. Title to the Real Property is to be insurable, by a title insurance company selected by Seller, subject to the Permitted Encumbrances. Buyer's sole right and remedy with respect to any defects in Seller's title to the Real Property not constituting Permitted Encumbrances, and with respect to any lack of insurability of Seller's title, shall be to terminate this Agreement by giving notice to Seller (with a copy to Closing Agent)
at or prior to Closing.   If Buyer duly exercises its right of
termination under this Section 6.1, then Closing Agent is hereby instructed to return the Deposit to Buyer in accordance with Exhibit "J" as Buyer's sole remedy. If Buyer fails to exercise its right of termination under this Section 6.1, then Buyer shall be required to accept any and all title defects and lack of insurability, without postponement of the Closing Date or reduction in the Purchase Price and without any Claim against Seller on account thereof. "Title Evidence" means such evidence, as to the title to the Real Property, as is included in the Property Information Materials.

     6.2.      SELLER MAKES NO REPRESENTATION OR WARRANTY
WHATSOEVER, EXPRESS OR IMPLIED, AS TO SELLER'S TITLE TO THE
PERSONAL PROPERTY OR THE INTANGIBLE PROPERTY.

     ARTICLE 7.     Inspections.

     7.1. Buyer acknowledges that Buyer or Buyer's Representatives have, to their satisfaction (a) inspected the Confidential Files in Seller's possession, or accurate and complete copies thereof, and (b) conducted physical tests, inspections, and other investigations with respect to the Property ("Inspection
Studies").    The "Confidential Files" consist solely of the
following if and to the extent the following exist as of the date
Buyer seeks access thereto:   the Intangible Property, Seller's
current operating file for the Property, and such other information as Seller makes available to Buyer. "Buyer's Representatives" are any employees, officers, directors, partners, principals, agents, independent contractors, consultants, attorneys and accountants of or retained by Buyer with respect to the Property, reviewing this Agreement, or providing debt or equity financing.

     7.2. Buyer shall defend, indemnify and hold harmless Seller from and against any and all Claims asserted against or incurred by Seller as a result of the Inspection Studies, including any injury to or death of persons, or damage to or loss of property, caused by Buyer or Buyer's Representatives in connection with the conduct of Inspection Studies.

     7.3. Buyer shall promptly deliver to Seller, at no cost or expense to Seller, copies of any and all environmental information Buyer has obtained or hereafter obtains with respect to the Property. If Buyer shall be in default under this Agreement beyond any applicable cure period, or if this Agreement shall be terminated in accordance with its terms, then Buyer shall promptly deliver to Seller, at no cost or expense to Seller, copies of any and all Inspection Studies obtained by Buyer.

     7.4. (a) If, after the date hereof but prior to the completion of the Closing, Buyer discovers any Environmental Risk that is not fully disclosed in the Property Information Materials or in any Environmental Remediation Agreement being entered into simultaneously herewith, then, in each instance within five (5) Business Days after such discovery, Buyer shall so notify Seller in writing with as much information as Buyer then has with respect to that Environmental Risk. If Seller receives such a notice, or otherwise acquires notice prior to the completion of Closing that an undisclosed Environmental Risk exists or that a disclosed Environmental Risk is more severe than disclosed, and Seller deems that Environmental Risk to require further studies under the policies or procedures of the Resolution Trust Corporation, then
(i) Seller shall obtain such studies to determine the extent of that Environmental Risk, including the scope of work necessary to remediate that Environmental Risk to the extent Seller deems appropriate under the policies and procedures of the Resolution Trust Corporation and the estimated cost of performing that work; and (ii) the Closing Date shall be extended for such period as Seller may require, under Seller's procedures, to obtain those studies, but in no event for more than nine (9) months. If Seller does not thus determine the extent of that Environmental Risk, scope of work and estimated cost within that nine (9)-month period, then this Agreement shall thereupon automatically terminate and Buyer's sole remedy shall be to receive the Deposit in accordance with "Exhibit J". If Seller does thus determine the extent of that Environmental Risk, scope of work and estimated cost within that nine (9)-month period, then

                    (i) if that estimated cost is five percent (5%) or less of the Purchase Price, Seller and Buyer shall enter into an Environmental Remediation Agreement in the form of Exhibit L" with respect thereto and the Purchase Price shall be reduced by the aunt of that cost (e.g. there shall be no further reduction in the Purchase Price, even if the actual cost of the subject Remediation Action turns out to be more than the estimated cost thereof determined by Seller under the foregoing provisions);

                    (ii)    if that estimated cost is more than
five percent (5%) of the Purchase Price, this Agreement shall thereupon automatically terminate and Buyer's sole remedy shall be to receive the Deposit in accordance with "Exhibit J"; or

                   (iii) if Seller performs that remediation work within that nine (9)-month period, Closing shall proceed hereunder without any reduction of the Purchase Price.

               (b) Buyer shall not disclose any information concerning an actual or possible Environmental Risk without Seller's specific prior written approval in each instance, except in confidence to Buyer's engineers and attorneys in connection with this Agreement.

               (c) An "Environmental Risk" consists of only (i) the presence of any friable, damaged asbestos upon the Property; and/or (ii) the release or discharge of any "hazardous substance" or "hazardous waste" (as defined by any Environmental Laws) onto or from the Property of such a nature or to such an extent as to require clean-up under applicable law.

     7.5.      SELLER MAKES NO REPRESENTATION OR WARRANTY
WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE COMPLETENESS, CONTENT OR ACCURACY OF THE PROPERTY INFORMATION MATERIALS, THE CONFIDENTIAL
FILES, OR ANY ENVIRONMENTAL STUDIES SELLER PERFORMS OR OBTAINS.

     ARTICLE 8.     Interim Action.

     The following shall apply with respect to the period from the Effective Date until the Closing Date:

     8.1. Leases. Seller shall not, without the prior consent of Buyer in each instance (such consent not to be unreasonably withheld or delayed) (a) amend or (except for material breach, including non-payment of rent or other sums due) terminate any lease, tenancy, license or other right of occupancy or use for any portion of the Property or any assignment or sublet thereunder (individually, "Lease"; collectively, "Leases"); (b) consent to the assignment of any Leases or subleasing of any of the premises; or
(c) enter into any new Lease of the Property or any portion thereof. If Seller desires to take any action described in clause
(a), (b), or (c) of the immediately preceding sentence, then Seller shall so notify Buyer. If Buyer fails to notify Seller, within five (5) Business Days after Buyer's receipt of such notice, of any objection Buyer has hereunder to any action described therein, then
Buyer shall be treated as having consented to such action.   If
Buyer consents, or is required to consent, to any action described in Seller's notice, then at Closing Buyer shall reimburse Seller for Buyer's proportionate share of the costs incurred by Seller in connection with such action. For the foregoing purposes, that proportionate share shall be determined, in each instance, by amortizing those costs on a straight-line basis over the term of the applicable Lease. Buyer's proportionate share shall be the portion of such costs attributable, pursuant to such amortization, to the period from the Closing Date until the end of the term of the applicable Lease. Such costs shall include costs of fixturing, renovating or improving the leased premises, any rebate, free rent and other concessions, and any brokerage and leasing commissions and other compensation due any party in connection with such Leases.

     8.2.      Contracts.   Seller shall not, without the prior
consent of Buyer in each instance (such consent not to be unreasonably withheld or delayed), enter into any commitment, contract, option or other agreement of any kind with respect to the repair or operation of the Property (collectively, "Contracts"), unless such Contracts have terms that expire prior to Closing or are terminable on not more than sixty (60) days' notice.

     8.3. Personal Property Substitutions. Seller may remove any item theretofore included in the Personal Property provided that Seller substitutes therefore an item of like kind and comparable fair market value.

     8.4.      Continued Operation.   If the Property is being
operated on the date Buyer executes and delivers to Seller this Agreement, then, subject to the foregoing provisions of this Article and the other provisions of this Agreement, Seller shall continue to operate the Property, or to cause the Property to be operated, in substantially the same manner, except to the extent Seller is prevented from doing so by causes beyond Seller's reasonable control.

     ARTICLE 9.     Representations and Warranties.

     9.1.      Seller's Representations and Warranties.   Seller
represents and warrants to Buyer that, as of the Effective Date, each of the persons executing this Agreement on behalf of Seller is duly authorized to do so, Seller has full right and authority to enter into this Agreement and to consummate the transaction described in this Agreement, and this Agreement constitutes the valid and legally binding obligation of Seller, and is enforceable against Seller in accordance with its terms, subject to applicable law.

     9.2. Buyer's Representations and Warranties. Buyer represents and warrants to Seller that the following are true, accurate and complete as of the Effective Date:

               (a)  Organization.   If Buyer is a corporation,
partnership, limited liability company, trust, or other type of business organization, then Buyer is duly (i) organized, validly existing and in good standing under the laws of the state in which it was organized, and (ii) qualified to do business in the jurisdiction in which the Real Property is located.

               (b) Authority. Each of the persons executing this Agreement on behalf of Buyer is duly authorized to do so. Buyer has full right and authority to enter into this Agreement and to
consummate the transaction described in this Agreement.   This
Agreement constitutes the valid and legally binding obligation of Buyer and is enforceable against Buyer in accordance with its terms. Neither the execution or delivery of this Agreement nor the performance of Buyer's obligations under this Agreement violates, or will violate, any contract or agreement to which Buyer is a party or by which Buyer is otherwise bound.

               (c) Litigation. There are no actions, suits, Claims or other proceedings (collectively, "Litigation") pending or, to the best of Buyer's knowledge, contemplated or threatened against Buyer that could affect Buyer's ability to perform its obligations when and as required under the terms of this Agreement.

               (d)  Financial Ability.     Buyer has sufficient
funds available to it to fund the payment of the Cash Portion of the Purchase Price at Closing.

     ARTICLE 10.    Condition of Property; Disclaimer; Release of
                    Claims.

     10.1. THE PROPERTY IS BEING SOLD "AS IS", "WHERE IS", AND "WITH ALL FAULTS" AS OF CLOSING, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED,
EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT.   SELLER
SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, EXPRESS OR IMPLIED, CONCERNING THE PROPERTY, EXCEPT AS SPECIFICALLY SET FORTh IN THIS AGREEMENT. BUYER ACKNOWLEDGES THAT BUYER IS PURCHASING THE PROPERTY BASED SOLELY UPON BUYER'S OWN INDEPENDENT INVESTIGATIONS AND FINDINGS AND NOT IN RELIANCE UPON ANY INFORMATION PROVIDED BY SELLER OR SELLER'S AGENTS OR CONTRACTORS, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, BUYER ACKNOWLEDGES THAT SELLER HAS MADE NO AGREEMENT TO ALTER, REPAIR OR IMPROVE ANY OF THE
PROPERTY.   NONE OF THE INFORMATION SET FORTH IN THE PROPERTY
INFORMATION MATERIALS, THE CONFIDENTIAL FILES OR ANY OTHER MATERIALS SUPPLIED BY SELLER ENCOMPASSES CONCLUSIONS OF LAW; RATHER, THAT INFORMATION IS SUBJECT TO THE OPERATION AND EFFECT OF ALL APPLICABLE LAWS AND LEGAL CONSEQUENCES AND TO THE LEGAL RIGHTS OF ALL PERSONS AND ENTITIES INVOLVED. FURTHERMORE, SELLER MAKES NO REPRESENTATION OR WARRANTY THAT THERE HAS BEEN ANY IMPLEMENTATION OF ANY PROPOSALS (INCLUDING BUDGETS) SET FORTH IN THE PROPERTY INFORMATION MATERIALS, THE CONFIDENTIAL FILES OR ANY OTHER INFORMATION SUPPLIED BY SELLER.

     10.2. Without limiting the provisions of Section 10.1, Buyer releases Seller from any and all Claims (whether known or unknown, and whether contingent or liquidated) arising from or related to (a) any defects, errors or omissions in the design or construction of the Property, whether the same are a result of negligence or otherwise; or (b) other conditions (including environmental conditions) affecting the Property, whether the same are a result of negligence or otherwise. The release set forth in this Section specifically includes any Claims under any Environmental Laws, under the Americans with Disabilities Act of 1990, 42 U.S.C. +SEC +SEC 12101 et seq., or with respect to any
Environmental Risk.   "Environmental Laws" includes, but is not
limited to, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. +SEC +SEC 6901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. +SEC +SEC 9601 et seq.), the Emergency Planning and Community Right to Know Act (42 U.S.C. +SEC +SEC 11001 et seq.), the Clean Air Act (42 U.S.C. +SEC +SEC 7401 et seq.), the Clean Water Act (33 U.S.C. +SEC +SEC 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. +SEC +SEC 2601 et seq.), the hazardous Materials Transportation Act (49 U.S.C. +SEC +SEC 1801 et seq.), the Occupational Safety and Health Act (29 U.S.C. +SEC +SEC 651 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. +SEC +SEC 136 et seq.), and the Safe Drinking Water Act (42 U.S.C. +SEC +SEC 300f et seq.), as any of the same may be amended from time to time, and any state or local law dealing with environmental matters, and any regulations, orders, rules, procedures, guidelines and the like promulgated in connection therewith, regardless of whether the same are in existence on the date of this Agreement.

     ARTICLE 11.    Conditions Precedent to Closing.

     11.1. Conditions Benefitting Buyer. If a dollar amount of Seller Financing or Assumable Financing is set forth in Part I, then the obligations of Buyer under Articles 12 and 13 are subject to the satisfaction, as of the Closing Date, of the following condition, as applicable:

     (a)       Seller shall have approved Buyer for Seller
               Financing in the respective amount set forth in Part
               I, or

     (b) The lender(s) of the Assumable Financing shall have approved Buyer for the Assumable Financing in the respective count set forth in Part I less any principal reduction thereof paid or anticipated to be paid in the ordinary course of debt service on or before the Closing Date.

If Buyer shall have timely filed all required applications together with all documents required thereby in a completed form and all other documents required in connection with the underwriting of the application for Seller Financing or Assumable Financing, and shall have exercised reasonable efforts to obtain such approval but Seller or the lender(s) of the Assumable Financing as the case may be shall disapprove Buyer for such financing prior to the Closing Date, then Buyer shall have the right, exercisable only by giving notice to Seller (with a copy to Closing Agent) within five (5) Business Days after the date of Seller's or such lender(s)' written notification of such disapproval (but in no event after the Closing
Date), to terminate this Agreement. If Buyer shall have timely filed all required applications together with all documents required thereby and all other documents required in connection with the underwriting of the application for Seller Financing or Assumable Financing in a completed form and shall have exercised reasonable efforts to obtain such approval but Seller or such lender(s) as the case may be shall neither approve nor disapprove Buyer for such financing by the Closing Date, then Buyer shall have the right, exercisable only by giving notice to Seller (with a copy to Closing Agent) on the Closing Date, to terminate this Agreement. If Buyer duly exercises that right, then Buyer's sole remedy shall be to receive the Deposit in accordance with Exhibit "J". However, if Buyer shall not have exercised reasonable efforts to obtain such approval or if Buyer does not duly exercise such right to terminate, then the foregoing condition shall be treated as satisfied and the Cash Portion of the Purchase Price shall be increased to the full Purchase Price such that the transaction described in this Agreement shall be "all cash". Seller makes no representation or warranty as to whether Seller shall approve the Seller Financing or as to whether Buyer shall be permitted to assume all or part of the Assumable Financing. If Seller approves Buyer for Seller Financing subject to Buyer fulfilling such additional conditions as may be set forth in writing in Seller's letter of conditional approval, then Buyer shall have the right, exercisable only by giving notice to Seller (with a copy to Closing Agent) within five (5) Business Days after the date of Seller's conditional approval, to terminate this Agreement. If Buyer duly exercises that right, then Buyer's sole remedy shall be to receive the Deposit in accordance with Exhibit "J". If Buyer fails to duly exercise such right to terminate, then Buyer shall be required to satisfy such conditions and if Buyer fails to do so within the time specified in Seller's letter of conditional approval, then the Cash Portion of the Purchase Price shall be increased to the full amount of the full Purchase Price such that the transaction described in this Agreement shall be "all cash".
     11.2. Conditions Benefitting Seller. The obligations of Seller under Articles 12 and 13 are subject to the satisfaction, as of the Closing Date, of the conditions that (a) neither Buyer nor any of Buyer's Affiliates shall be in receivership or dissolution,
(b) neither Buyer nor any of Buyer's Affiliates shall have made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, (c) neither Buyer nor any of Buyer's Affiliates shall have been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and no such petition shall have been filed against Buyer or any of its general partner(s), if any, and (d) Buyer can truthfully execute and deliver to Seller affidavit(s) and certification(s) in the form(s) included in Exhibit "I". if any of the conditions set forth in this Section
11.2 is not satisfied as of the Closing Date, then Seller shall have the right, exercisable only by giving notice to Buyer (with a copy to Closing Agent), to terminate this Agreement. If Seller duly exercises that right, then Buyer's sole remedy shall be to receive the Deposit in accordance with Exhibit "J". Buyer shall give Seller prompt and detailed notice of any circumstance, actual or threatened, that may prevent the satisfaction of the condition set forth in this Section 11.2. "Affiliate" means any person or entity who or which Controls or is Controlled by the party in question, or is Controlled by the same persons or entities as the party in question. "Control" means (a) being a director or officer of the subject corporation, a general partner of the subject partnership, a managing shareholder of the subject limited liability company, or a trustee or beneficiary of the subject trust; (b) owning or controlling, directly or indirectly, any equity or beneficial interest in the subject corporation, partnership, limited liability company, trust, or other type of business organization if the entity described in this clause (b) is not Publicly Held; or (c) owning or controlling, directly or indirectly, more than five percent (5%) of the equity or beneficial interest in the subject corporation, partnership, limited liability company, trust, or other type of business organization if the entity described in this clause (c) is Publicly Held. A "Publicly Held" corporation, partnership, limited liability company, trust, or other type of business organization is one in which there are more than one hundred (100) shareholders, partners, beneficiaries, or other equitable or beneficial owners.

     ARTICLE 12.    Closing; Deliveries at Closing.

     12.1. The closing of the transaction described in this Agreement ("Closing") shall take place at the offices of Closing Agent (or such other location on which Seller and Buyer may agree) at 10:00 a.m. (local time at the place of Closing) on the Closing Date.

    12.2. At Closing, Seller shall deliver to Closing Agent the following (duly executed by or on behalf of Seller and, if appropriate, acknowledged or notarized):

         (a) A notice, in substantially the form of Exhibit "E" or such other form as may be required by applicable law, for each tenant (if any) of the Real Property ("Notice to Tenants");

         (b) A special warranty deed in substantially the form of Exhibit "F" ("Deed");

         (c) A bill of sale in substantially the form of Exhibit "G" ("Bill of Sale");

         (d) An Assignment and Assumption Agreement in substantially the form of Exhibit "H" ("Assignment and Assumption
Agreement");

         (e) An affidavit, in a form acceptable to Seller and in favor of the Title Company, Closing Agent and Buyer, with respect to (i) compliance with the Foreign Investment in Real Property Tax Act (Internal Revenue Code +SEC 1445, as amended, and the regulations issued thereunder), (ii) the elimination of any standard or printed exceptions in Buyer's final policy of title insurance for unfiled mechanics' liens, and (iii) Seller's authority to sell and convey the Property in accordance with this Agreement; and

         (f)   If  applicable,  the  Environmental Remediation
Agreement and the Remediation Escrow Agreement.

At Closing, Seller shall tender to Buyer (a) possession of the Real Property and the Personal Property free and clear of all parties in possession, except under the Permitted Encumbrances or any other matter Buyer is required to accept under Section 6.1, and (b) all codes for the security devices (if any) of Seller upon the
Property.   Seller shall also make available to Buyer at the
Property on the Closing Date (a) all keys in Seller's possession to the Property and copies of all books and records in Seller's possession necessary for the orderly transition of operation of the Property, and (b) all Leases, Contracts, Permits and other documents in Seller's possession constituting the Intangible Property.

    12.3. At Closing, Buyer shall deliver to Closing Agent the following (duly executed by Buyer and, if appropriate, acknowledged or notarized):

         (a) Written instructions to Closing Agent to release the Deposit for disbursement to Seller;

         (b)   The balance of the Cash Portion of the Purchase
Price and other funds sufficient to pay all Closing and other costs and all adjustments required to be paid by Buyer under this Agreement;

         (c) If Buyer is a corporation, partnership, limited liability company, trust, or other type of business organization, then a corporate, partnership, or similar organizational resolution, an incumbency certificate to evidence Buyer's capacity and authority to consummate Closing, and a certified copy of Buyer's articles of incorporation and bylaws, articles of organization and operating agreement, partnership agreement and certificate, trust agreement, or other organizational documents, including all amendments thereto; and, in all instances regardless of Buyer's organizational structure, all other documents reasonably requested by Title Company, Closing Agent or Seller;

         (d)   The Notice to Tenants;

         (e)   The Bill of Sale;

         (f)   The Assignment and Assumption Agreement;

         (g) Affidavit(s) and certification(s) in the form(s) included in Exhibit "I" and dated as of the Closing Date [however, if Buyer cannot truthfully deliver such affidavit(s) or certification(s), then Seller's remedies with respect to such failure shall be only those stated in Section 11.2];

         (h) If applicable, all documents evidencing, governing or securing the Seller Financing or Buyer's assumption of the Assumable Financing in accordance with Section 4.1; and

         (i)  If applicable, the Environmental Remediation
Agreement and the Remediation Escrow Agreement.

     12.4. At Closing, Seller and Buyer shall each execute and deliver all other documents reasonably necessary to consummate the transaction described in this Agreement, including a closing statement setting forth the charges, adjustments and credits to each party.

     12.5. At Closing, Closing Agent shall record, among all of the appropriate public records, all documents to be recorded, disburse all funds, and deliver all original documents and copies thereof, in accordance with the local custom then prevailing in the jurisdiction in which Closing occurs; provided, however, that disbursement of the funds due Seller shall be made no later than immediately after the deed is accepted by the applicable governmental authorities for recordation. Promptly after Closing, Buyer shall give each tenant of the Real Property a Notice to Tenants.

     12.6. If Seller has agreed to provide Seller Financing and Buyer is entitled to a reduction in the Purchase Price under the terms of this Agreement, then the amount of that reduction shall be applied pro-rata against the Cash Portion of the Purchase Price and the Seller Financing.

     ARTICLE 13.    Costs, Taxes and Adjustments.

     13.1. At Closing, Seller shall pay (a) the costs of releasing all liens, judgments and other encumbrances that are to be released and of recording such releases, (b) one-half of the fees and costs due Closing Agent for its services, and (c) all other costs to be paid by Seller under the provisions of this Agreement. Seller shall be responsible for the payment of its own attorneys' fees, except that, if there is Seller Financing, Buyer shall be responsible for the payment of all of Seller's attorneys' fees incurred in connection with that Seller Financing.

     13.2. At Closing, Buyer shall pay (a) all costs of securing Seller Financing or other financing for the purchase of the Property, including preparation of all documentation relating thereto, (b) one-half of the fees and costs due Closing Agent for its services, (c) all other costs to be paid by Buyer under the provisions of this Agreement, and (d) all other costs connected with Closing except as otherwise provided in Section 13.1 or 13.3. Buyer shall be responsible for the payment of its own attorneys' fees.

     13.3. The cost of all grantor, grantee, transfer, recordation, documentary, deed, sales, and similar taxes, stamps and charges, title examination and the issuance of a title insurance policy, and all other costs of Closing shall be paid by Seller or Buyer in accordance with the custom or statutory requirements in effect in the jurisdiction in which the Real Property is located as of the Effective Date. Seller and Buyer shall specify, in Part I, their agreement as to such custom and requirements with regard to the allocation of such costs between them. If, however, Part I does not address one or more of such costs (other than income taxes) necessary to consummate Closing, then such costs shall be paid one-half (1/2) by Seller and one-half (1/2) by Buyer. However, if Seller is providing Seller Financing and any of the foregoing provisions or anything completed in Part
I is inconsistent with any of the provisions of Exhibit "B", then the provisions of Exhibit "B" shall control.

     13.4. Subject to the following provisions and without affecting the Purchase Price, all items of income (including, without limitation, rents) and expense relating to the Property shall be apportioned between Buyer and Seller on an accrual basis, as of 12:01 a.m. (local time at the Real Property) on the Closing Date (the "Adjustment Time"), in the form of a cash payment by or credit to Buyer at Closing (it being understood and agreed that none of said items is included within the Purchase Price):

         (a) Seller and Buyer shall attempt to have all service contracts that affect the Property and for which the charges are based upon usage (including utilities) billed or read as of a time as close to the Adjustment Time as is reasonable. If a precise billing or reading as of the Adjustment Time is not available at Closing with respect to such a service contract, then the foregoing adjustment shall be made with respect to that contract as follows:
(i) the charges under that contract shall be adjusted preliminarily, by payment or credit at Closing, by pro-rating to the Adjustment Time from the latest billing or reading then available, and (ii) such charges shall be adjusted finally, under the following provisions, by pro-rating to the Adjustment Time from that billing or reading and from the first billing or reading with respect to such contract subsequent to the Closing Date.

         (b) Buyer shall not be liable for any salaries, wages, welfare or pension fund contributions, social security payments, withholding tax payments, bonuses, vacation pay, or other monetary benefits that shall have been earned or accrued prior to the Adjustment Time by any employee of Seller, even if such employee is retained or hired by Buyer. However, Buyer shall be liable for the other benefits of such employees retained or hired by Buyer.

         (c) Seller and Buyer shall take an inventory of any and all usable supplies (such as fuel and light bulbs) that are located upon the Property as of the Adjustment Time and owned by Seller. Buyer shall purchase those supplies from Seller at Closing for the fair market value thereof.

         (d) Real estate taxes and assessments, personal property taxes, water or sewer charges not based upon consumption, and other governmental charges based upon the Property per se (collectively, "Taxes") shall be adjusted on an accrual basis regardless of when the same are due and payable. If the amount of any Taxes for an Accounting Period in which the Adjustment Time occurs is not available at Closing, then (i) such Taxes shall be adjusted preliminarily, by payment or credit at Closing, based upon the amount thereof for the then immediately preceding Accounting
Period, and (ii) such Taxes shall be adjusted finally, under the following provisions, once the amount thereof becomes available for the Accounting Period in which the Adjustment Time occurs. All assessments for public improvements shall be adjusted as aforesaid with respect to the period of time over which such assessments are then being paid (e.g. such assessments shall not be prepaid). If after Closing Buyer receives a refund of Taxes attributable in whole or in part to a period prior to the Adjustment Time, then
Buyer shall, within ten (10) days after such receipt, pay Seller the portion thereof attributable to the period prior to the Adjustment Time, less the reasonable attorneys fees and other costs of collecting that refund (if any) paid by Buyer to third parties.

         (e) Seller shall be credited at Closing with the amount of any and all deposits held on behalf of Seller by utility companies with respect to the Property.

         (f) If any Lease calls for the tenant to pay to Seller percentage rent (i.e., rent based upon the tenant's sales and/or other receipts), or any building operating expenses, common area charges, insurance premiums, real estate taxes, utility charges, or other similar expenses, then (i) Seller shall be entitled to its Pro-Rata Share of such amounts payable by the tenant for the Accounting Period(s) in which the Adjustment Time occurs, regardless of when such amounts are billed to or payable by the tenant, and (ii) Buyer shall be entitled to the balance of such amounts payable by the tenant for that Accounting Period(s). The adjustments under this Section 13.4(f) shall be made by payment or credit at Closing to the extent that the tenant shall have theretofore paid such amounts to Seller.

         (g) Buyer shall be credited at Closing with an amount equal to, and Seller may therefore retain, any and all refundable deposits paid by tenants and contractors (and required interest on those deposits, if any) under the Leases and Contracts in effect as of the Closing Date (collectively, "Tenant's Deposits") then in Seller's possession (however, under the Assignment and Assumption Agreement, Buyer shall assume liability for all Tenants' Deposits,
whether in Seller's possession or not).   Notwithstanding the
foregoing, if and to the extent required by applicable law, Seller shall quitclaim unto Buyer at Closing the Tenants' Deposits as provided in Exhibit "H", in which event (i) Buyer shall not receive a credit for any such Tenants' Deposits so quitclaimed to Buyer, and (ii) Buyer shall still assume liability for all Tenants' Deposits as aforesaid.

         (h) Seller shall be liable for any and all brokerage or leasing commissions and similar compensation due any party in connection with the Leases assumed by Buyer at Closing, except (i) as otherwise provided in Article 8; (ii) such commissions and other compensation as may be due in connection with the exercise, after Closing, of any extension, renewal, expansion or purchase rights or options contained in those Leases or entered into in connection with those Leases; and (iii) such commissions and other compensation as may be due in connection with any amendments or new Leases entered into after Closing.

Except as otherwise provided in the foregoing provisions of this
Section 13.4, if the amount of any item to be adjusted is not available at Closing or if an item of income or expense arises or becomes known after Closing that relates to the period before the Adjustment Time, then the foregoing adjustment shall be made with respect thereto by payment by Buyer or Seller, as applicable, promptly after the amount thereof becomes available or known.

     13.5. Unpaid rents and other accounts receivable shall not be purchased by Buyer, but shall be allocated in kind under Section
13.4. After Closing, Buyer shall exercise reasonable efforts to collect, from present and former tenants and licensees under Leases (in each instance, a "Tenant") any and all amounts that are payable to Seller under the foregoing provisions; however, Buyer shall not be required to institute any litigation or to incur any attorneys fees to collect those amounts. If after Closing Buyer receives any payment of a type described in Section 13.4(f) with respect to any portion of an Accounting Period in which the Adjustment Time shall have occurred, then Buyer shall, within five (5) Business Days after that receipt, pay Seller (a) Seller's Pro-Rata Share of that payment, less (b) the reasonable attorneys fees and other costs of collecting that payment (if any) paid by Buyer to third parties. If after Closing Buyer receives any other payment from any Tenant over and above what is then owed to Buyer by the Tenant, then Buyer shall, within five (5) Business Days after that receipt, pay Seller
(a) so much of the excess as is equal to the amount then due Seller with respect to that Tenant under the foregoing provisions, less
(b) the reasonable attorneys fees and other costs of collecting that payment (if any) paid by Buyer to third parties. Seller may also take action independently to collect amounts due Seller from Tenants to the extent Seller is entitled to such amounts under the foregoing provisions; at Seller's request and expense, Buyer shall cooperate with such independent actions of Seller. Seller's "Pro-Rata Share" is a fraction, the numerator of which is the number of days from the beginning of the applicable Accounting Period to the Adjustment Time, and the denominator of which is the number of days during the applicable Accounting Period. An "Accounting Period" is the period for or over which the applicable sales, charge or other amount is measured or assessed.

      13.6. Buyer shall be responsible for the transfer or acquisition of accounts and licenses regarding the Property, and the establishment of all utility services to the Property in the name of Buyer as of Closing. Seller shall cooperate with Buyer in
this regard at Buyer's expense.   However, such transfers or
acquisitions shall not be a condition or requirement of Closing.

      ARTICLE 14.    Default.

      14.1.     Buyer's Default.

         (a) If Buyer fails to perform one or more of its obligations under Article 12 or 13 that are to be performed at Closing, then Seller's sole remedy for such failure shall be to terminate this Agreement by giving notice of such termination to Buyer (with a copy to Closing Agent) and receive the Deposit as liquidated damages. If Seller does so terminate this Agreement, then Closing Agent shall pay the Deposit to Seller in accordance with Exhibit "J".

         (b) If Buyer is in default of one or more of Buyer's obligations under this Agreement other than those described in
Section 14.1(a), then Seller may give notice to Buyer (with a copy to Closing Agent) specifying the nature of the default. Buyer shall have thirty (30) days after receiving that notice, but in no event beyond the Closing Date, within which to cure that default. If Buyer fails to cure that default within that period, then Seller's sole remedy for such default shall be to terminate this Agreement by giving notice of such termination to Buyer (with a copy to Closing Agent) and receive the Deposit as liquidated damages. If Seller does so terminate this Agreement, then Closing Agent shall pay the Deposit to Seller in accordance with Exhibit "J"

         (c) SELLER AND BUYER AGREE THAT PAYMENT OF THE DEPOSIT TO SELLER UNDER THIS SECTION 14.1 SHALL BE AS LIQUIDATED DAMAGES
AND NOT AS A PENALTY.   Buyer is directed to the provisions of
Article 27 concerning such payment of the Deposit.

      14.2.     Seller's Default.

         (a)    If Seller is in default of Seller's obligations
under this Agreement, then, in order to have any rights or remedies with respect thereto, Buyer shall give notice specifying the default to Seller (with a copy to Closing Agent) within five (5) Business Days after such default occurs. Seller shall have thirty
(30) days after receiving that notice within which to cure the default; however, if at the end of that thirty (30)-day period
Seller is diligently pursuing such cure but the default still has not been cured, then Seller shall have an additional thirty (30)-
day period within which to cure the default.  If Seller fails to cure the default within the applicable period, then Buyer shall have the right, exercisable only by giving notice to Seller (with a copy to Closing Agent) within five (5) Business Days after the applicable period, to terminate this Agreement. Nevertheless no notice of termination given by Buyer hereunder shall be of any force or effect if Seller cures the default before Seller receives
that notice.   Furthermore, if Seller's default is a failure to
attend or consummate Closing, then the notice of termination given by Buyer hereunder with respect thereto shall not be of any force or effect unless (i) Buyer shall have performed all of Buyer's obligations under this Agreement, be ready, willing and able to proceed with Closing, and tender payment in accordance with the provisions of this Agreement; (ii) all conditions to Seller's obligation to proceed with Closing shall have been satisfied; and
(iii) Seller shall fail or refuse to close as required by the terms of this Agreement.

         (b) If Buyer duly gives Seller a notice of termination hereunder and such notice is effective, then Buyer's sole remedy shall be (i) to cause Closing Agent to return the Deposit to Buyer in accordance with Exhibit "J", and (ii) except as limited herein, to request reimbursement from Seller of the reasonable out-of-pocket expenses incurred by Buyer solely in connection with this Agreement from the Effective Date until notice of Seller's default. If within thirty (30) days after Buyer's request for reimbursement as aforesaid, Seller and Buyer fail to agree upon the amount of such expenses, then Buyer shall have a right to bring an action against Seller to recover same. Buyer expressly agrees that Buyer shall not have the right to seek or recover any additional sums or amounts, including but not limited to fees, costs, expenses, or
damages or any kind or nature whatsoever.   Buyer specifically
waives any and all right (i) to file or record any lis pendens or any other lien or encumbrance against the Property, (ii) to specific performance or other equitable relief, or (iii) to consequential or punitive damages.

         (c) If Buyer does not duly notify Seller of the default or does not duly give Seller a notice of termination hereunder, then (i) the default shall be treated as waived by Buyer, and (ii) at Closing (if any), Buyer shall accept the Property subject to the default without any reduction in the Purchase Price and without any Claims against Seller on account of the default.

          (d) If Seller timely cures the default or if the default is treated as waived, then the Closing Date shall be the later of a date selected by Seller [which date shall be within thirty (30) days after such cure or waiver] or the date that would otherwise be the Closing Date under the terms of this Agreement.

     14.3. Attendance at Closing. Neither Buyer's nor Seller's attendance or appearance at Closing shall affect the foregoing provisions of this Article.

     14.4. Attorneys' Fees. Attorneys' fees and costs incurred by any party seeking to enforce the provisions of this Agreement
(whether incurred in preparation for or in pursuit of litigation, or both) shall be paid by the losing party.

     ARTICLE 15.    Liability of Seller and Related Persons.

     Notwithstanding any provisions to the contrary contained in this Agreement, Seller shall have no personal liability with regard to this Agreement or the transaction described in this Agreement. If Buyer asserts any Claim arising out of or in connection with this Agreement or the transaction described in this Agreement, Buyer's sole recourse shall be to (a) the estate and interest of Seller in and to the Property, and (b) the proceeds of a sale of all or part of that estate or interest. No other properties or assets of Seller shall be subject to levy, attachment, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Buyer arising out of or in connection with this Agreement
or the transaction described in this Agreement.   Neither the
Resolution Trust Corporation in its corporate or any other capacity nor any of its or Seller's employees, officers, directors, agents, contractors or affiliates shall have any liability or obligation whatsoever in connection with this Agreement.

     ARTiCLE 16.    Condemnation.

     16.1. If Seller has or obtains actual knowledge of any pending or threatened condemnation proceedings or actions, then
Seller shall notify Buyer promptly.  If on or prior to the Closing
Date any portion of the Property shall be taken or condemned pursuant to any governmental or other power of eminent domain, any written notice of such a taking or condemnation shall be issued by any governmental authority having the power of eminent domain, or any proceeding for such a taking or condemnation shall be instituted by any governmental authority having the power of eminent domain (collectively, "Taking") and as a result thereof
Buyer would be substantially prevented from continuing the existing use of the Property, then Buyer shall have the right, exercisable only by giving notice to Seller (with a copy to Closing Agent) within fifteen (15) days after receiving Seller's notice of the

      Taking, to terminate this Agreement. If Buyer duly exercises that right, then Buyer's sole remedy shall be to receive the Deposit in accordance with Exhibit "J". If Buyer does not duly exercise that right, then Buyer shall have no further right to
object to the Taking.   If Buyer shall not have the right to
terminate this Agreement under the foregoing provisions of this Section on account of a Taking or if Buyer shall have waived any objection (or shall have no further right to object) to a Taking under those provisions, then, at Closing (a) Buyer shall accept the Property subject to the Taking, (b) the Purchase Price shall be reduced by the amount of any award theretofore received by Seller with respect to the Taking, and (c) Seller shall assign to Buyer all of Seller's rights to any and all awards not theretofore made or paid with respect to the Taking. If Seller is providing Seller Financing, then that reduction in the Purchase Price may, at Seller's election, be effectuated by requiring Buyer to enter into a Capital Improvement Escrow Agreement (on the RTC form described in Exhibit "B-1") and to deposit the amount of that reduction in an escrow account under that Agreement instead of paying it to Seller.

     16.2 Notwithstanding the foregoing provisions of this Article, (a) if there is a Taking and there is Seller Financing, then Seller shall have the right, exercisable only by giving notice to Buyer (with a copy to Closing Agent) within fifteen (15) days after the date of Seller's notice of the Taking, to terminate this Agreement, and (b) if the amount of the award that is payable or reasonably anticipated on account of a Taking exceeds the Purchase Price, then Seller shall have the right, exercisable only by giving notice to Buyer (with a copy to Closing Agent) within fifteen (15) days after Seller is notified of that amount or anticipated amount, to terminate this Agreement. If Seller duly exercises that right, then Buyer's sole remedy shall be to receive the Deposit in accordance with Exhibit "J".

     16.3. If a period described in the foregoing provisions of this Article 16 becomes applicable and the Closing Date would otherwise occur during such period, then the Closing Date shall be extended to be a date selected by Seller. Such new Closing Date shall be within thirty (30) days after the applicable period(s).

     ARTICLE 17.    Risk of Loss; Casualty.

     17.1. Risk of Loss. Subject to the other provisions of this Article and except for reasonable wear and tear, Seller shall bear the risk of all loss, destruction and damage to the Property by any casualty that occurs during the period from the Effective
Date to and including the earlier of (a) recordation of the Deed, or (b) midnight of the last day of Closing.

     17.2. Destruction or Damage Prior to Closing. If at any time during the period described in Section 17.1, all or any portion of the Property is lost, destroyed or damaged by casualty, then, subject to the other provisions of this Agreement, Seller shall promptly give written notice thereof to Buyer and the rights and obligations of the parties by reason of such loss, destruction or damage shall be as follows:

         (a) If the Repair Cost is ten percent (10%) of the Purchase Price or less, then (i) at Closing, Buyer shall accept the Property subject to such loss, destruction or damage, (ii) the Purchase Price shall be reduced by the amount of the Repair Cost, and (iii) Seller shall retain the right to all proceeds of insurance. If Seller is providing Seller Financing, then that reduction in the Purchase Price may, at Seller's election, be effectuated by requiring Buyer to enter into a Capital Improvement Escrow Agreement (on the RTC form described in Exhibit "B-1") and to deposit the amount of that reduction in an escrow account under that Agreement instead of paying it to Seller. "Repair Cost" means an estimate of the actual cost of repair and restoration attributable to such loss, destruction or damage and obtained by Seller, within forty-five (45) days after the destruction or damage, from a reputable, independent contractor selected by Seller and licensed to do business in the jurisdiction in which the Property is located.

         (b) If the Repair Cost exceeds ten percent (10%) of the Purchase Price and within fifteen (15) days after the Repair Cost is determined Seller does not agree to deduct the excess from the Purchase Price, then Buyer shall have the right, exercisable only by giving notice to Seller (with a copy to Closing Agent) within thirty (30) days after the Repair Cost is determined, to terminate this Agreement. if Buyer duly exercises that right, then Buyer's sole remedy shall be to receive the Deposit in accordance with Exhibit "J". if Buyer does not duly exercise that right, then (i) at Closing, Buyer shall accept the Property subject to such loss, destruction or damage, (ii) the Purchase Price shall be reduced by the Repair Cost, and (iii) Seller shall retain the right to all proceeds of insurance. If Seller does duly agree to deduct the excess Repair Cost from the Purchase Price as aforesaid, then the provisions of clauses (i) through (iii) of Section 17.2(a) shall apply to such destruction or damage.

         (c)   Notwithstanding the foregoing provisions of this
Section 17.2, (i) if the Repair Cost exceeds ten percent (10%) of the Purchase Price and there is Seller Financing, then Seller shall have the right, exercisable only by giving notice to Buyer (with a copy to Closing Agent) within fifteen (15) days after the Repair Cost is determined, to terminate this Agreement, and (ii) if the amount of the proceeds that are payable or reasonably anticipated on account of any loss destruction or damage exceeds the Purchase Price, then Seller shall have the right, exercisable only by giving notice to Buyer (with a copy to Closing Agent) within fifteen (15) days after Seller is notified of that amount or anticipated amount, to terminate this Agreement. If Seller duly exercises that right, then Buyer's sole remedy shall be to receive the Deposit in accordance with Exhibit "J".

          (d) If a period described in the foregoing provisions of this Section 17.2 becomes applicable and the Closing Date would otherwise occur during such period, then the Closing Date shall be extended to be a date selected by Seller. Such new Closing Date shall be within thirty (30) days after the applicable period(s).

     17.3. Notwithstanding the foregoing provisions of this Article, Buyer alone shall be responsible for all loss, destruction and damage to the Property caused by Buyer's or Buyer's
Representatives.

     ARTICLE 18.  Brokers.

     Buyer represents and warrants to Seller that Buyer has not dealt with any real estate broker, agent or finder in connection with the transaction described in this Agreement, except the Broker. Upon completion of Closing and recordation of the Deed, Seller shall pay the Listing Broker, pursuant to the terms of a separate agreement between Seller and the Listing Broker, all commissions due in connection with the transaction described in this Agreement. Buyer shall defend, indemnify and hold harmless Seller from and against any and all Claims that may be asserted against or incurred by Seller and arise from or pertain to any brokerage commissions, fees, costs or other expenses that may be due to or claimed by any brokers, agents or finders (except the Listing Broker) with whom Buyer has dealt or is claimed to have dealt.

    ARTICLE 19.  Survival.

     19.1. None of the provisions of this Agreement shall survive Closing except Section 7.2, Section 9.2, Article 10,
Sections 13.4 and 13.5 insofar as they relate to adjustments to be made after Closing, Article 18, and the provisions limiting the liability of Seller or of persons or entities related to Seller.

     19.2. Upon any termination of this Agreement in accordance with its terms, Seller and Buyer shall each be relieved from all further obligations and liability under this Agreement, at law or in equity, except that (a) Section 7.2, Section 7.3, Section 7.4,
Article 18, and the provisions limiting the liability of Seller or Buyer, or of persons or entities related to Seller or Buyer, shall survive any such termination, and (b) Seller and Buyer shall remain obligated to instruct the Closing Agent to deliver the Deposit in accordance with the provisions of this Agreement.

     ARTICLE 20.   Assignments of this Agreement or of Buyer.

     20.1. Buyer shall not assign or transfer this Agreement, or any interest in this Agreement, without the prior written consent of Seller. Seller may require, as a condition of such consent, that Seller (a) have a right to approve the instrument of assignment or transfer prior to the execution thereof, and/or (b) receive any and all amounts paid by an assignee or transferee, directly or indirectly, to Buyer, as consideration for such assignment or transfer. No permitted assignment or transfer shall relieve Buyer of any of its liabilities or obligations under this Agreement. Furthermore, no permitted assignment or transfer shall be valid unless and until Seller shall have received a true and complete copy of the instrument of assignment or transfer, together with the name and address of the assignee or transferee. Notwithstanding any consent by Seller to any assignment or transfer of this Agreement, no assignee or transferee shall assign or transfer this Agreement without Seller's prior written consent hereunder in each instance.

     20.2. Any assignment or transfer, directly or indirectly, of the following shall constitute an assignment of this Agreement and, as such, shall be subject to the provisions of Section 20.1:
(a) if Buyer is a partnership, then a total of the majority of the general partnership interests in Buyer; (b) if Buyer is a Publicly Held corporation, partnership, trust, or other type of business organization, then ownership or control of a total of more than five percent (5%) of the equity or beneficial interests in Buyer to a single person or entity or to Affiliates of that person or entity; or (c) if Buyer is not a Publicly Held corporation, partnership, trust, or other type of business organization, then ownership or control of a total of more than thirty percent (30%) of the equity or beneficial interests in Buyer.

     20.3.      Seller may grant or withhold its consent under this
Article in Seller's sole and absolute discretion.

     20.4. Notwithstanding anything else contained in this Agreement to the contrary, any assignment or transfer, directly or indirectly, of this Agreement, or of any capital stock or partnership interest or other equity or beneficial interest in Buyer, to a Prohibited Buyer is expressly prohibited. Furthermore, no Prohibited Buyer may become a director, officer, or trustee of Buyer. A "Prohibited Buyer" is any person or entity who or which (under any applicable law, regulation or policy) is prohibited from purchasing the Property from Seller.

     ARTICLE 21.    Notices.

     21.1. All notices, waivers, demands, requests and other communications required or permitted by this Agreement (collectively, "Notices") shall be in writing and given as follows by (a) personal delivery, (b) established overnight commercial courier with delivery charges prepaid or duly charged, or (c) registered or certified mail, return receipt requested, first class postage prepaid. All Notices shall be addressed to the applicable addresses for Seller, Buyer and Closing Agent set forth below their respective signatures, or to any other address or addressee as any party entitled to receive Notices under this Agreement shall designate, from time to time, by Notice given to the others in the manner provided in this Article. Notices shall be deemed "given"
(a) by personal delivery when received pursuant to Section 21.2 (b) when accepted by an over-night commercial courier pursuant to this Section, or (c) when deposited into the United States Postal Service pursuant to this Section.

     21.2. Notices so given by personal delivery shall be presumed to have been received upon tender to the applicable natural person designated below to receive notices or, in the absence of such a designation, upon tender to the person signing this Agreement on behalf of the applicable party. Notices so give by overnight courier shall be presumed to have been received the next Business Day after acceptance by such overnight commercial courier. Notices so given by mail shall be presumed to have been received on the second (2nd) Business Day after deposit into the United States Postal System. All copies to the applicable persons or entity(ies) designated below to receive copies shall be given in the same manner as the original Notice, and such giving shall be a prerequisite to the effectiveness of any Notice.

     ARTICLE 22.    Time of the Essence.

     TIME IS OF THE ESSENCE WITH RESPECT TO EACH PROVISION OF THIS
AGREEMENT.

     ARTICLE 23.    Miscellaneous.

     23.1. Right to Waive Conditions. Either party may waive any of the provisions of this Agreement made for such party's benefit, provided that such waiver is in writing and signed by the waiving party.

     23.2.     Binding Effect.   Subject to the limitations set
forth in Article 20 of this Agreement, all of the provisions of this Agreement shall be binding upon, and inure to the benefit of, the applicable parties and their respective heirs, legal representatives, successors and assigns.

     23.3. Business Day. A "Business Day" is a day which is not a Saturday, Sunday or legal holiday recognized by the Government of the United States of America. Furthermore, if any date upon which or by which action is required under this Agreement is a Saturday, Sunday or legal holiday recognized by the Government of the United States of America, then the date for such action shall be extended to the first day that is after such date and is not a Saturday, Sunday or legal holiday recognized by the Government of the United States of America. In addition to the foregoing, if the date designated as the Closing Date is a legal holiday recognized by the state or other jurisdiction in which the Closing is to occur or in which the Real Property is located, then the Closing Date shall be the first day that is after such date and is not a Saturday, Sunday or legal holiday recognized by the Government of the United States of America or such state or
jurisdiction.    Unless the term "Business Day"  is used,  all
references in this Agreement to days or other time periods shall mean calendar days or periods.

     23.4. Partial Invalidity. If any provision of this Agree-ment, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     23.5.     Entire Agreement.   This Agreement contains the
entire agreement between the parties with respect to the Property. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to the Property, this Agreement, or the transaction described in this Agreement, except as set forth in this Agreement.

     23.6. Modifications. This Agreement may not be modified orally or in any manner, except by an agreement in writing signed by Seller and Buyer (or their respective successors in interest) and, if and to the extent Closing Agent is to be bound thereby under Article 24, by Closing Agent.

      23.7. NO RECORDATION. NEITHER SELLER NOR BUYER SHALL BE ENTITLED TO RECORD THIS AGREEMENT OR A MEMORANDUM OR OTHER NOTICE OF THIS AGREEMENT AMONG THE LAND OR CHATTEL RECORDS OF ANY
JURISDICTION.   THIS SECTION IS A SPECIFIC DIRECTIVE TO THE
OFFICIALS OF THE APPLICABLE JURISDICTION(S) NOT TO RECORD THIS AGREEMENT OR A MEMORANDUM OR OTHER NOTICE OF THIS AGREEMENT.

     23.8. Further Assurances. In addition to the obligations required to be performed under this Agreement by Seller and Buyer, Seller and Buyer shall perform, at Closing or from time to time thereafter, such other acts, and shall execute, acknowledge and/or deliver such other instruments, documents and other materials, as may be reasonably required in order to consummate the transaction described in this Agreement. However, Seller need not satisfy or comply with any condition or requirement that may be imposed by any title insurance company other than the Title Company.

     23.9.     Up-Dates.   if after the Effective Date Seller
receives any actual written notice specifically concerning the Property from any governmental or judicial authority, then Seller shall provide Buyer a true and complete copy thereof promptly.

     23.10. Headings. The headings used in this Agreement are for reference and convenience only, and shall not enter into the interpretation of this Agreement.

     23.11. Attorneys' Fees. Whenever in this Agreement provision is made for the payment of attorneys' fees, such provision shall mean reasonable attorneys' fees.

     23.12. Plurality and Gender. Wherever in this Agreement the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require.

     23.13. Exhibits. All Exhibits to this Agreement shall be treated as incorporated herein by reference and made a material part hereof.

     23.14. Definitions. All capitalized terms used in this Agreement are defined in the respective Part, Article or Section listed in the Index to Defined Terms.

     23.15. Rule of Construction. Buyer and Seller have each read and fully understand the terms of this Agreement, and each has had the opportunity to have this Agreement reviewed by its own counsel. The rule of construction providing that ambiguities in an agreement shall be construed against the party drafting the same shall not apply.

     23.16.    Scope of Releases.   In this Agreement, whenever
Buyer releases Seller from any Claims or from further obligation or liability, such release includes a release of Seller and of Seller's predecessors in interest, and of the agents, employees, contractors, officers, directors, and representatives of Seller's
predecessors in interest.   In this Agreement, whenever Seller
releases Buyer from any Claims or from further obligation or liability, such release includes a release of Buyer and of Buyer's Representatives.

     23.17. Governing Law. All questions with respect to the construction of this Agreement and the rights and liabilities of the parties under this Agreement shall be determined in accordance with the laws of the jurisdiction in which the Real Property is located, without regard to the application of choice of law principles, except to the extent that such laws are superseded by federal law.

     23.18.   No Third Party Beneficiary.   This Agreement is
solely for the benefit of Buyer and Seller. No other person or entity is entitled to the benefit of or may enforce any of the provisions of this Agreement, except where expressly provided herein to the contrary.

     ARTICLE 24.    Provisions with Respect to the Closing Agent.

     24.1. Closing Agent is signing this Agreement for the sole purposes of acknowledging, accepting, and agreeing to perform, Closing Agent's responsibilities under this Agreement, including those set forth in Exhibit "J". Closing Agent shall not demand any releases or indemnities, or impose any other requirements or conditions, with respect to such performance except as set forth in this Agreement. Closing Agent's rights or responsibilities may be modified only by a written amendment to this Agreement signed by Closing Agent as well as by Seller and Buyer. Any amendment to this Agreement that is not signed by Closing Agent shall be effective as to the parties to such amendment, but shall not be binding upon Closing Agent.

     24.2. Closing Agent shall be responsible for complying with all filing and reporting requirements imposed under the United States Internal Revenue Code, and any regulations promulgated thereunder, specifically applicable to property settlements per se including, without limitation, the filing of a Form 1099-S or its successor.

     ARTICLE 25.    Specific Provisions Required by the
                    Jurisdiction in which the Property is Located.

     Specific provisions (if any) relating solely to the jurisdiction in which the Property is located are attached as Exhibit "K" and made a part of this Agreement.

     ARTICLE 26.    Execution and Delivery.

     Buyer is executing this Agreement first and delivering it to Seller. If item 5, 7 or 8 of Part I is not completed at the time of Buyer's execution, then Seller is authorized to complete such item, and the completions so made by Seller shall be a part of this Agreement, just as though they had been made prior to Buyer's execution of this Agreement.

     ARTICLE 27.    Liquidated Damages Provision.

     SELLER AND BUYER AGREE THAT PAYMENT OF THE DEPOSIT TO SELLER UNDER SECTION 14.1 SHALL BE AS LIQUIDATED DAMAGES AND NOT AS A PENALTY, THAT ACTUAL DAMAGES RESULTING TO SELLER FROM BUYER'S BREACH OF THIS AGREEMENT WOULD BE DIFFICULT OR IMPOSSIBLE TO MEASURE BECAUSE OF THE UNCERTAINTIES OF THE REAL ESTATE MARKET AND FLUCTUATIONS OF PROPERTY VALUES AND DIFFERENCES WITH RESPECT THERETO, AND THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF WHAT THOSE DAMAGES WOULD BE. CLOSING AGENT SHALL DELIVER THE DEPOSIT TO SELLER PROMPTLY UPON RECEIVING WRITTEN NOTICE FROM SELLER THAT BUYER IS IN DEFAULT BEYOND THE APPLICABLE CURE PERIOD (IF ANY), THAT THE PROVISIONS OF SECTION 14.1 APPLY, AND THAT SELLER HAS THE RIGHT TO RECEIVE THE DEPOSIT HEREUNDER. BUYER HEREBY RELEASES CLOSING AGENT FROM ALL LIABILITY TO BUYER FOR COMPLIANCE WITH THE PROVISIONS OF SECTION 14.1.

Buyer's initials as to               Seller's initials as to
Article 27                           Article 27

     IN WITNESS WHEREOF, Buyer has signed and delivered this Agreement as its own free act and deed.

[SIGNATURE PAGES FOLLOW]

WITNESS/ATTEST:     BUYER:
                    The Parkway Company,
                    a Texas Corporation

                    By:     /s/Steven G. Rogers / /s/Sarah P. Clark
/s/David R. Fowler

                    Name:   Steven G. Rogers/Sarah P. Clark
David R. Fowler

                    Title:  President / Vice President

                    Date:   June 14, 1995

                    Buyer's Federal Tax Employer
                    Identification No. or Social
                    Security No.: 74-212-3597

Address for Notices to Buyer:

                  The Parkway Company
                  P.O. Box 22728
                  Jackson, MS  39225-2728
                  Attention:   Steven G. Rogers

         with a copy to

                  Forman, Perry, Watkins & Krutz
                  1200 One Jackson Place/188 E. Capitol St.
                  Jackson, MS  39201
                  Attention:   Steve Hendrix

If Buyer is an individual, Buyer resides in    ***N/A***

                     [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, Closing Agent has signed this Agreement for the limited purposes set forth in Article 24 of Part II. Closing Agent's signature shall not be necessary for the
effectiveness  of this Agreement.   Closing Agent's joinder or
consent shall not be necessary for any termination of this Agreement or for any amendments to this Agreement, except amendments to Article 24 of Part II and to Exhibit "J".

WITNESS/ATTEST:                 CLOSING AGENT:
                                Chicago Title Insurance Agency of
                                Mississippi, Inc.

/S/Nancy H. Blalock             By:    /s/Don P. Lacy

                                Name:  Don P. Lacy

                                Title: President

                                Date:  June 20, 1995

Address for Notices to Closing Agent:

           Chicago Title Insurance Agency of Mississippi. Inc.
           P.O. Box 22552
           Jackson, Mississippi 39225-2552
           Attention:   Don  P. Lacy

See attached Exhibit "A"



Exhibit "A"

(Description of the Real Property)

EXHIBIT "A"

Security Centre' North

A tract of land consisting of 0.857 acres and being situated in the
9.31 acre Lot 2 South Jackson, Hinds County, Mississippi, according to the Henry C. Daniel Map of 1875 and being more particularly described as follows:

Beginning at a drill hole in a brick walk marking the intersection of the East right-of-way line of Lamar Street with the South right-of-way line of Pearl Street, as both are now in use and run Easterly, along the South right-of-way line of Pearl Street, 215.15 feet to the Northwest corner of the AAA Answerphone, Inc. property as recorded in Deed Book 3348 at page 512 of the Chancery Records of Hinds County, Mississippi; turn thence through an interior angle of 89 degrees 12 minutes 57 seconds and run Southerly, along the West boundary of the AAA Answerphone property, 157.40 feet to the Southwest corner thereof; turn thence through an exterior angle of 79 degrees 59 minutes 30 seconds and run Northeasterly, along the South boundary of said AAA Answerphone property, 6.59 feet to the Northwest corner of the Dudley J. Hughes property as described in Deed Book 3200 at page 447 of the aforesaid Chancery records; turn thence to the right through a deflection angle of 99 degrees 06 minutes 50 seconds and run Southerly, along the West boundary of the Hughes property with the Easterly projection of the South face of a five story parking garage; turn thence to the right through a deflection angle of 89 degrees 15 minutes 55 seconds and run Westerly, along the Easterly projection of the South face of said parking garage, the South face of said garage, the South face of a ten story building and the Westerly projection thereof, 232.48 feet to the aforesaid East right-of-way line of Lamar Street; turn thence through an interior angle of 84 degrees 49 minutes 17 seconds and run Northerly, along the East right-of-way line of Lamar Street, 171.18 feet to the Point of Beginning.

Security Centre' Atrium

A tract of land containing 0.343 acre and being situated in the
9.31 acre Lot 2 South Jackson, Hinds County, Mississippi, according to the Henry C. Daniel map of 1875 and being more particularly described as follows:

Commencing at a drill hole in a brick walk marking the intersection of the East right-of-way line of Lamar Street with the South right-of-way line of Pearl Street, as both are now in use and run Southerly along the said East right-of-way line of Lamar Street,
171.18 feet to a drill hole in a brick walk marking the Northwest corner of and the Point of Beginning for the property herein described; turn thence to the left through a deflection angle of 95 degrees 10 minutes 45 seconds and run Easterly, along the Westerly projection of the South face of a ten story building, the South face of said building and the South face of a five story parking garage, 232.48 feet to the West boundary of the Dudley J. Hughes property as recorded in Deed Book 3200 at page 447 of the Chancery Records of Hinds County, Mississippi; turn thence through an interior angle of 89 degrees 15 minutes 55 seconds and run
Southerly, along the West boundary of said Hughes property, 68.47 feet to the intersection of the West boundary of the Hughes property with the Easterly projection of the North edge of a concrete walk; turn thence through an interior angle of 89 degrees
36 minutes 03 seconds and run Westerly, along the aforesaid
Easterly projection of said walk, the North edge of said walk and the Westerly projection of said walk 122.42 feet to an East face of a twelve story building; turn thence through an exterior angle of 90 degrees 11 minutes 43 seconds and run Northerly along the East face of said building 11.90 feet to a building corner; turn thence through an exterior angle of 90 degrees 00 minutes and run Westerly along a North face of said building 51.60 feet to a building corner; turn thence through an exterior angle of 90 degrees 00 minutes and run Southerly, along a West face of said building,
12.07 feet to a building corner; turn thence through an interior angle of 89 degrees 46 minutes 17 degrees and run Westerly along the North face of said building and the Westerly projection thereof, 63.42 feet to the aforesaid East right-of-way line of Lamar Street; turn thence through an interior angle of 85 degrees
59 minutes 19 seconds and run Northerly, along the said East right-of-way line of Lamar Street 64.34 feet to the Point of Beginning.

Security Centre' South

A tract of land containing 0.358 acres and being situated in the
9.31 acre Lot 2 South Jackson, Hinds County, Mississippi, according to the Henry C. Daniel Map of 1875 and being more particularly described as follows:

Commence at a drill hole in a brick walk marking the intersection of the East right-of-way line of Lamar Street with the South right-of-way line of Pearl Street, as both are now in use and run Southerly, along the said East right-of-way line of Lamar Street,
235.52 feet to a drill hole in a brick walk marking the Northwest corner of and the Point of Beginning for the property herein described; turn thence to the left through a deflection angle of 94 degrees 00 minutes 41 seconds and run Easterly, along the Westerly projection of the North face of a twelve story building and the North face of said building, 63.42 feet to a corner of said building; turn thence through an exterior angle of 89 degrees 46 minutes 17 seconds and run Northerly, along a West face of said building, 12.07 feet to a corner of said building; turn thence to the right through a deflection angle of 90 degrees 00 minutes and run Easterly, along a North face of said building 51.60 feet to a building corner; turn thence to the right through a deflection angle of 90 degrees 00 minutes and run Southerly, along the East face of said building, 11.90 feet to the intersection of the said
East building face and the Westerly projection of the North edge of a concrete walk; turn thence to the left through a deflection angle of 89 degrees 48 minutes 17 seconds and run Easterly, along the said Westerly projection of said walk, the North edge of said walk and the Easterly projection of said walk, 122.42 feet to the West boundary of the Dudley J. Hughes property as recorded in Deed Book 3200 at page 447 of the Chancery Records of Hinds County,
Mississippi; turn thence through an interior angle of 90 degrees 23 minutes 56 seconds and run Southerly, along the West boundary of the said Hughes property, 61.88 feet to the North right-of- way line of Pascagoula Street, as it is now in use, turn thence through an interior angle of 89 degrees 42 minutes 46 seconds and run Westerly, along the North right-of-way line of Pascagoula Street
242.27 feet to the intersection of the North right-of-way line of Pascagoula Street with the East right-of-way line of Lamar Street; turn thence through an interior angle of 85 degrees 50 minutes 35 seconds and run Northerly, along the East right-of-way line of Lamar Street 62.20 feet to the Point of Beginning.

                                 Exhibit "C"

                       (Property Information Materials)

                                  Exhibit C


    I.   PROPERTY OVERVIEW


   II.   CONSTRUCTION OVERVIEW


  III.   MAPS/AERIAL/PHOTOGRAPHS


   IV.   OPERATING INFORMATION/RENT ROLL/
         LEASE SUMMARIES


    V.   SURVEY


   VI.   SPACE AVAILABILITY REPORT AND FLOOR PLATES


   VII.  SERVICE CONTRACTS/MANAGEMENT AGREEMENT


  VIII.   MARKET DATA


    IX.   PRELIMINARY TITLE COMMITMENT


     X.   ENVIRONMENTAL INFORMATION


    XI.   TERMS AND CONDITIONS


Note: Please refer to the front section of this binder behind the Property Information Package Tab for the above information.

                             Exhibit "D"



                        (Intentionally Deleted)

July 31, 1995

TO: All Tenants of [to be addressed to each Tenant individually if the Real Property is in California]

Security Centre' Office Buildings
200 South Lamar Street
Jackson, MS  39201

This is to notify you that Security Centre' Office Buildings (the "Property") has been sold by Resolution Trust Corporation as Receiver for Security Federal Savings and Loan Association ("Seller") to Security Centre', Inc., a Mississippi Corporation ("Buyer"). The Buyer's address is P.O. Box 22728, Jackson, MS 39225-2728. All payments of rentals and other amounts hereafter due, under the terms of leases, from tenants of the Property shall be payable as Buyer shall direct.

As a part of that sale, liability for all refundable tenant deposits, if any, (and the interest thereon, if any) with respect to the Property has been assumed by Buyer as of the date set forth above.

SELLER:

Resolution Trust Corporation
as Receiver for
Security Federal Savings and Loan Association


By:     /s/Raymond L. Bommer
Name:   Raymond L. Bommer
Title:  Attorney-In-Fact

BUYER:

Security Centre', Inc.

By:     /s/Steven G. Rogers / /s/Sarah P. Clark
Name:   Steven G. Rogers / Sarah P. Clark
Title:  President / Vice President

                                  Exhibit "E"

                          (Form of Notice to Tenants)

                            RTC SPECIAL WARRANTY DEED



                                  Exhibit "F"
                                    (Deed)

                 RTC MISSISSIPPI SPECIAL WARRANTY DEED

     THIS SPECIAL WARRANTY DEED is made the 11th day of July 1995, by RESOLUTION TRUST CORPORATION, as Receiver for Security Federal Savings and Loan Association, whose address is 3500 Maple Avenue, Dallas, Texas 75219, as GRANTOR, to Security Centre', Inc. a Mississippi Corporation, whose address is P. O. Box 22728, Jackson, Mississippi, as GRANTEE.

     Witness that Grantor, for good and valuable consideration, receipt of which is acknowledged, sells, grants and conveys to Grantee all the real property located in the First Judicial
District of Hinds County, Mississippi, more particularly described as:

                     See attached Exhibit "A"



together with all tenements, hereditaments and appurtenances thereto; subject to current real property taxes, zoning and other governmental restrictions, and all covenants, conditions, restrictions, easements, rights-of-way and other matters of record.

     To have and to hold, all and singular, the real property aforementioned unto said Grantee, its successors and assigns, forever.

     Grantor hereby covenants with Grantee that Grantor will forever defend Grantee against claims of all persons claiming by, through or under Grantor, but not otherwise, except as to the reservations from and exceptions to this conveyance as aforementioned. Grantor makes no other covenants or warranties, express or implied, of merchantability, marketability, fitness or suitability for a particular purpose or otherwise except as set forth and limited herein. Any implied covenants or warranties are expressly disclaimed and excluded by this Special Warranty Deed.

     IN WITNESS WHEREOF, Grantor has set its hand and seal the day and year first above written.

                                   GRANTOR:

                                   RESOLUTION TRUST CORPORATION, as
                                   Receiver for Security Federal
                                   Savings and Loan Association and
                                   not in its Corporate capacity


                                   By:     /s/Raymond L. Bommer
                                           Raymond L. Bommer

                                   Title:  Attorney-In-Fact



RTC Texas Special Warranty Deed                             Page 1

STATE OF TEXAS

COUNTY OF DALLAS

     Personally appeared before me, the undersigned authority in and for the said county and state, on this the 11th day of July, 1995, within my jurisdiction, the within named Raymond L. Bommer, who acknowledged that he is Attorney-In-Fact for the Resolution Trust Corporation as Receiver of Security Federal Savings and Loan Association, and that for and on behalf of the said corporation in its said capacity as Receiver, and as its act and deed he executed the above and foregoing instrument, after first having been duly authorized by said corporation in its said capacity as Receiver so to do.

                                /s/Jennifer A. Lewis
                                NOTARY PUBLIC

MY COMMISSION EXPIRES:

July 26, 1997

GRANTOR'S ADDRESS &                     GRANTEE'S ADDRESS &
TELEPHONE NUMBER:                       TELEPHONE NUMBER:

Resolution Trust Corporation,           Security Centre', Inc.
  as Receiver for Security              P. O. Box 22728
  Federal Savings Association           Jackson, MS  39225-2728
3500 Maple Avenue                       (601) 948-4091
Dallas, Texas  75219
(214) 443-2300

PREPARER OF INSTRUMENT

John G. Gourlay, Jr. (MSB #4924)
Gerald & Brand, PLLC
One Jackson Place
188 E. Capitol Street, Suite 900
Jackson, MS  39201
(601) 948-3030

INDEXING INSTRUCTIONS

Index in Lot 2 South according to the Henry C. Daniel Map of 1875 in the City of Jackson, Hinds County, Mississippi.

                           Exhibit "G"



                          (Bill of Sale)

                           BILL OF SALE


Resolution Trust Corporation as Receiver for Security Federal Savings and Loan Association ("Assignor"), in accordance with the Purchase and Sale Agreement dated June 20, 1995 and in consideration of the sum of Ten Dollars ($10.00) (the sufficiency and receipt of which are hereby acknowledged), does hereby quitclaim unto Security Centre', Inc., a Mississippi ("Assignee"), all of Assignor's right, title and interest in and to all of the furniture, furnishings, fixtures, equipment and other tangible personal property that is now affixed to and/or located at the Real Property described in Exhibit No. 1 and used in connection with the management, operation, or repair of that Real Property (collectively, "Personal Property").

TO HAVE AND TO HOLD the Personal Property unto Assignee and
Assignee's heirs, legal representatives, successors and assigns forever.

THE PERSONAL PROPERTY IS BEING QUITCLAIMED "AS IS", "WHERE IS", AND "WITH ALL FAULTS" AS OF THE DATE OF THIS BILL OF SALE, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. ASSIGNOR SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, EXPRESS OR IMPLIED, CONCERNING THE PERSONAL PROPERTY OR ASSIGNOR'S
TITLE THERETO.   ASSIGNEE IS HEREBY THUS ACQUIRING THE PERSONAL
PROPERTY   BASED   SOLELY  UPON  ASSIGNEE'S  OWN   INDEPENDENT
INVESTIGATIONS AND INSPECTIONS OF THAT PROPERTY AND NOT IN RELIANCE UPON ANY INFORMATION PROVIDED BY ASSIGNOR OR ASSIGNOR'S AGENTS OR CONTRACTORS. ASSIGNOR HAS MADE NO AGREEMENT TO ALTER, REPAIR OR IMPROVE ANY OF THE PERSONAL PROPERTY.





                     (SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Assignor and Assignee have signed and delivered this Bill of Sale as of the 31st day of July, 1995.


                                ASSIGNOR:


                                Resolution Trust Corporation as
                                Receiver for Security Federal
                                Savings and Loan Association


                                By:          /s/Raymond L. Bommer

                                Print name:  Raymond L. Bommer

                                Title:       Attorney-In-Fact




                                ASSIGNEE:

                                Security Centre', Inc.


                                By:          /s/Steven G. Rogers
                                             /s/Sarah P. Clark

                                Print name:  Steven G. Rogers
                                             Sarah P. Clark

                                Title:       President
                                             Vice President

                          Exhibit No. 1

                           Real Property




                      See attached Exhibit "A"

                            EXHIBIT "A"

                       Security Centre' North

A tract of land consisting of 0.857 acres and being situated in the
9.31 acre Lot 2 South Jackson, Hinds County, Mississippi, according to the Henry C. Daniel Map of 1875 and being more particularly described as follows:

Beginning at a drill hole in a brick walk marking the intersection of the East right-of-way line of Lamar Street with the South right-of-way line of Pearl Street, as both are now in use and run Easterly, along the South right-of-way line of Pearl Street, 215.15 feet to the Northwest corner of the AAA Answerphone, Inc. property as recorded in Deed Book 3348 at page 512 of the Chancery Records of Hinds County, Mississippi; turn thence through an interior angle of 89 degrees 12 minutes 57 seconds and run Southerly, along the West boundary of the AAA Answerphone property, 157.40 feet to the Southwest corner thereof; turn thence through an exterior angle of 79 degrees 59 minutes 30 seconds and run Northeasterly, along the South boundary of said AAA Answerphone property, 6.59 feet to the Northwest corner of the Dudley J. Hughes property as described in Deed Book 3200 at page 447 of the aforesaid Chancery records; turn thence to the right through a deflection angle of 99 degrees 06 minutes 50 seconds and run Southerly, along the West boundary of the Hughes property with the Easterly projection of the South face of a five story parking garage; turn thence to the right through a deflection angle of 89 degrees 15 minutes 55 seconds and run Westerly, along the Easterly projection of the South face of said parking garage, the South face of said garage, the South face of a ten story building and the Westerly projection thereof, 232.48 feet to the aforesaid East right-of-way line of Lamar Street; turn thence through an interior angle of 84 degrees 49 minutes 17 seconds and run Northerly, along the East right-of-way line of Lamar Street, 171.18 feet to the Point of Beginning.

                       Security Centre' Atrium

A tract of land containing 0.343 acre and being situated in the
9.31 acre Lot 2 South Jackson, Hinds County, Mississippi, according to the Henry C. Daniel map of 1875 and being more particularly described as follows:

Commencing at a drill hole in a brick walk marking the intersection of the East right-of-way line of Lamar Street with the South right-of-way line of Pearl Street, as both are now in use and run Southerly along the said East right-of-way line of Lamar Street,
171.18 feet to a drill hole in a brick walk marking the Northwest corner of and the Point of Beginning for the property herein described; turn thence to the left through a deflection angle of 95 degrees 10 minutes 45 seconds and run Easterly, along the Westerly projection of the South face of a ten story building, the South face of said building and the South face of a five story parking garage, 232.48 feet to the West boundary of the Dudley J. Hughes property as recorded in Deed Book 3200 at page 447 of the Chancery Records of Hinds County, Mississippi; turn thence through an interior angle of 89 degrees 15 minutes 55 seconds and run
Southerly, along the West boundary of said Hughes property, 68.47 feet to the intersection of the West boundary of the Hughes property with the Easterly projection of the North edge of a concrete walk; turn thence through an interior angle of 89 degrees
36 minutes 03 seconds and run Westerly, along the aforesaid
Easterly projection of said walk, the North edge of said walk and the Westerly projection of said walk 122.42 feet to an East face of a twelve story building; turn thence through an exterior angle of 90 degrees 11 minutes 43 seconds and run Northerly along the East face of said building 11.90 feet to a building corner; turn thence through an exterior angle of 90 degrees 00 minutes and run Westerly along a North face of said building 51.60 feet to a building corner; turn thence through an exterior angle of 90 degrees 00 minutes and run Southerly, along a West face of said building,
12.07 feet to a building corner; turn thence through an interior angle of 89 degrees 46 minutes 17 degrees and run Westerly along the North face of said building and the Westerly projection thereof, 63.42 feet to the aforesaid East right-of-way line of Lamar Street; turn thence through an interior angle of 85 degrees
59 minutes 19 seconds and run Northerly, along the said East right-of-way line of Lamar Street 64.34 feet to the Point of Beginning.

                      Security Centre' South

A tract of land containing 0.358 acres and being situated in the
9.31 acre Lot 2 South Jackson, Hinds County, Mississippi, according to the Henry C. Daniel Map of 1875 and being more particularly described as follows:

Commence at a drill hole in a brick walk marking the intersection of the East right-of-way line of Lamar Street with the South right-of-way line of Pearl Street, as both are now in use and run Southerly, along the said East right-of-way line of Lamar Street,
235.52 feet to a drill hole in a brick walk marking the Northwest corner of and the Point of Beginning for the property herein described; turn thence to the left through a deflection angle of 94 degrees 00 minutes 41 seconds and run Easterly, along the Westerly projection of the North face of a twelve story building and the North face of said building, 63.42 feet to a corner of said building; turn thence through an exterior angle of 89 degrees 46 minutes 17 seconds and run Northerly, along a West face of said building, 12.07 feet to a corner of said building; turn thence to the right through a deflection angle of 90 degrees 00 minutes and run Easterly, along a North face of said building 51.60 feet to a building corner; turn thence to the right through a deflection angle of 90 degrees 00 minutes and run Southerly, along the East face of said building, 11.90 feet to the intersection of the said
East building face and the Westerly projection of the North edge of a concrete walk; turn thence to the left through a deflection angle of 89 degrees 48 minutes 17 seconds and run Easterly, along the said Westerly projection of said walk, the North edge of said walk and the Easterly projection of said walk, 122.42 feet to the West boundary of the Dudley J. Hughes property as recorded in Deed Book 3200 at page 447 of the Chancery Records of Hinds County,
Mississippi; turn thence through an interior angle of 90 degrees 23 minutes 56 seconds and run Southerly, along the West boundary of the said Hughes property, 61.88 feet to the North right-of- way line of Pascagoula Street, as it is now in use, turn thence through an interior angle of 89 degrees 42 minutes 46 seconds and run Westerly, along the North right-of-way line of Pascagoula Street
242.27 feet to the intersection of the North right-of-way line of Pascagoula Street with the East right-of-way line of Lamar Street; turn thence through an interior angle of 85 degrees 50 minutes 35 seconds and run Northerly, along the East right-of-way line of Lamar Street 62.20 feet to the Point of Beginning.

                              Exhibit "H"



                 (Assignment and Assumption Agreement)

                   ASSIGNMENT AND ASSUMPTION AGREEMENT


     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated July 31, 1995, by and between (a) Resolution Trust Corporation as Receiver for Security Federal Savings and Loan Association ("Assignor"), and (b) Security Centre', Inc., a Mississippi Corporation ("Assignee").

     WHEREAS, Assignor and Assignee entered into that certain Purchase and Sale Agreement ("Agreement") dated June 20, 1995 for the sale and purchase of certain "Property", consisting of certain "Real Property" (as more particularly described in Exhibit No. 1), "Personal Property", and "Intangible Property" (as more particularly described in this Assignment and Assumption Agreement), as said terms are defined in the Agreement;

     WHEREAS, Assignor desires to quitclaim unto Assignee all of Assignor's right, title and interest in and to the Intangible
Property as hereinafter provided; and

     WHEREAS, Assignee desires to assume the duties and obligations of Assignor with respect to the Intangible Property.

     NOW, THEREFORE, in accordance with the Agreement and in consideration of the sum of Ten Dollars ($10.00), the sufficiency and receipt of which are hereby acknowledged, the parties do hereby covenant and agree as follows and take the following actions:

     1. Assignor does hereby quitclaim unto Assignee all of the Assignor's right, title and interest in and to the following property to the extent the same is transferable by Assignor
(collectively, "Intangible Property"):

          (a) any and all leases, tenancies, licenses and other rights of occupancy or use of or for any portion of the Real Property or the Personal Property (including all amendments, renewals and extensions thereof), in effect as of the date of this Assignment and Assumption Agreement (collectively, "Leases");

          (b) any and all contracts and agreements of any kind for the management, repair or operation of the Property (other than Leases) in effect as of the date of this Assignment and Assumption Agreement (collectively, "Contracts");

          (c) any and all licenses, permits, authorizations, certificates of occupancy and other approvals that are in effect as of the date of this Assignment and Assumption Agreement and necessary for the current use and operation of the Property
(collectively, "Permits");

          (d) any and all warranties, telephone exchange numbers, architectural or engineering plans and specifications, and development rights that exist as of the date of this Assignment and Assumption Agreement and relate to the Real Property or the Personal Property (collectively, "General Intangibles");

          (e)     any and all rights to the name of the
improvements upon the Real Property ("Name"); and

          (f)    any and all utility deposits held on
behalf of Seller by utility companies with respect to the Property (collectively, "Utility Deposits").

In addition, if and to the extent required by applicable law, Assignor does hereby quitclaim unto Assignee all of Assignor's right, title, and interest in and to any and all refundable tenant deposits (and required interest thereon, if any) in Assignor's possession with respect to the Leases and Contracts as of the date of this Assignment and Assumption Agreement (collectively, the Tenants' Deposits"). "Intangible Property" means the Leases, Contracts, Permits, General Intangibles, Name, Utility Deposits, and, if and to the extent quitclaimed hereunder, Tenants' Deposits.

             2. THE INTANGIBLE PROPERTY IS BEING QUITCLAIMED "AS IS", "WHERE IS", AND "WITH ALL FAULTS" AS OF THE DATE OF THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. ASSIGNOR SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, EXPRESS OR IMPLIED, CONCERNING THE INTANGIBLE PROPERTY OR ASSIGNOR'S TITLE THERETO. ASSIGNEE IS HEREBY THUS ACQUIRING THE INTANGIBLE PROPERTY BASED SOLELY UPON ASSIGNEE'S OWN INDEPENDENT INVESTIGATIONS AND INSPECTIONS OF THAT PROPERTY AND NOT IN RELIANCE UPON ANY INFORMATION PROVIDED BY ASSIGNOR OR ASSIGNOR'S AGENTS OR CONTRACTORS.

            3. Assignee hereby accepts the foregoing assignment of the Intangible Property and hereby assumes all duties and obligations of Assignor with respect to (a) the Intangible Property for the period on and after the date of this Assignment and Assumption Agreement, and (b) any and all refundable deposits paid by tenants and contractors (and required interest on those deposits, if any) under the Leases and Contracts as of the date hereof, whether Buyer has received those deposits or interest or a credit therefore at Closing or not. Assignee shall defend, indemnify and hold harmless Assignor from and against any and all "Claims" asserted against or incurred by Assignor in connection with (a) any acts or omissions,on or after the date of this Assignment and Assumption Agreement, with respect to the Intangible Property, and/or (b) the deposits and interest assumed by Buyer hereunder. "Claims" means claims, demands, causes of action, losses, damages, liabilities, judgments, costs and expenses (including attorneys' fees, whether suit is instituted or not).

        4. This Assignment and Assumption Agreement shall be (a) binding upon, and inure to the benefit of, the parties to this Assignment and Assumption Agreement and their respective heirs, legal representatives, successors and assigns, and (b) construed in accordance with the laws of the jurisdiction in which the Real Property is located, without regard to the application of choice of law principles, except to the extent such laws are superseded by federal law.

        IN WITNESS WHEREOF, this Assignment and Assumption
Agreement has been signed and delivered by the parties as of the date first above written.


                     ASSIGNOR:

                     Resolution Trust Corporation as
                     Receiver for Security Federal
                     Savings and Loan Association


                     By:  /s/Raymond L. Bommer
                     Print name:  Raymond L. Bommer
                     Title:  Attorney-In-Fact




                     ASSIGNEE:

                     Security Centre', Inc.,
                     a Mississippi Corporation


                     By:  /s/Steven G. Rogers / /s/Sarah P. Clark
                     Print name:  Steven G. Rogers / Sarah P. Clark
                     Title:  President / Vice President

                             Exhibit No. 1

                             Real Property



                        See attached Exhibit "A"

                               EXHIBIT "A"

                          Security Centre' North

A tract of land consisting of 0.857 acres and being situated in the
9.31 acre Lot 2 South Jackson, Hinds County, Mississippi, according to the Henry C. Daniel Map of 1875 and being more particularly described as follows:

Beginning at a drill hole in a brick walk marking the intersection of the East right-of-way line of Lamar Street with the South right-of-way line of Pearl Street, as both are now in use and run Easterly, along the South right-of-way line of Pearl Street, 215.15 feet to the Northwest corner of the AAA Answerphone, Inc. property as recorded in Deed Book 3348 at page 512 of the Chancery Records of Hinds County, Mississippi; turn thence through an interior angle of 89 degrees 12 minutes 57 seconds and run Southerly, along the West boundary of the AAA Answerphone property, 157.40 feet to the Southwest corner thereof; turn thence through an exterior angle of 79 degrees 59 minutes 30 seconds and run Northeasterly, along the South boundary of said AAA Answerphone property, 6.59 feet to the Northwest corner of the Dudley J. Hughes property as described in Deed Book 3200 at page 447 of the aforesaid Chancery records; turn thence to the right through a deflection angle of 99 degrees 06 minutes 50 seconds and run Southerly, along the West boundary of the Hughes property with the Easterly projection of the South face of a five story parking garage; turn thence to the right through a deflection angle of 89 degrees 15 minutes 55 seconds and run Westerly, along the Easterly projection of the South face of said parking garage, the South face of said garage, the South face of a ten story building and the Westerly projection thereof, 232.48 feet to the aforesaid East right-of-way line of Lamar Street; turn thence through an interior angle of 84 degrees 49 minutes 17 seconds and run Northerly, along the East right-of-way line of Lamar Street, 171.18 feet to the Point of Beginning.

                    Security Centre' Atrium

A tract of land containing 0.343 acre and being situated in the
9.31 acre Lot 2 South Jackson, Hinds County, Mississippi, according to the Henry C. Daniel map of 1875 and being more particularly described as follows:

Commencing at a drill hole in a brick walk marking the intersection of the East right-of-way line of Lamar Street with the South right-of-way line of Pearl Street, as both are now in use and run Southerly along the said East right-of-way line of Lamar Street,
171.18 feet to a drill hole in a brick walk marking the Northwest corner of and the Point of Beginning for the property herein described; turn thence to the left through a deflection angle of 95 degrees 10 minutes 45 seconds and run Easterly, along the Westerly projection of the South face of a ten story building, the South face of said building and the South face of a five story parking garage, 232.48 feet to the West boundary of the Dudley J. Hughes property as recorded in Deed Book 3200 at page 447 of the Chancery Records of Hinds County, Mississippi; turn thence through an interior angle of 89 degrees 15 minutes 55 seconds and run
Southerly, along the West boundary of said Hughes property, 68.47 feet to the intersection of the West boundary of the Hughes property with the Easterly projection of the North edge of a concrete walk; turn thence through an interior angle of 89 degrees
36 minutes 03 seconds and run Westerly, along the aforesaid
Easterly projection of said walk, the North edge of said walk and the Westerly projection of said walk 122.42 feet to an East face of a twelve story building; turn thence through an exterior angle of 90 degrees 11 minutes 43 seconds and run Northerly along the East face of said building 11.90 feet to a building corner; turn thence through an exterior angle of 90 degrees 00 minutes and run Westerly along a North face of said building 51.60 feet to a building corner; turn thence through an exterior angle of 90 degrees 00 minutes and run Southerly, along a West face of said building,
12.07 feet to a building corner; turn thence through an interior angle of 89 degrees 46 minutes 17 degrees and run Westerly along the North face of said building and the Westerly projection thereof, 63.42 feet to the aforesaid East right-of-way line of Lamar Street; turn thence through an interior angle of 85 degrees
59 minutes 19 seconds and run Northerly, along the said East right-of-way line of Lamar Street 64.34 feet to the Point of Beginning.

                     Security Centre' South

A tract of land containing 0.358 acres and being situated in the
9.31 acre Lot 2 South Jackson, Hinds County, Mississippi, according to the Henry C. Daniel Map of 1875 and being more particularly described as follows:

Commence at a drill hole in a brick walk marking the intersection of the East right-of-way line of Lamar Street with the South right-of-way line of Pearl Street, as both are now in use and run Southerly, along the said East right-of-way line of Lamar Street,
235.52 feet to a drill hole in a brick walk marking the Northwest corner of and the Point of Beginning for the property herein described; turn thence to the left through a deflection angle of 94 degrees 00 minutes 41 seconds and run Easterly, along the Westerly projection of the North face of a twelve story building and the North face of said building, 63.42 feet to a corner of said building; turn thence through an exterior angle of 89 degrees 46 minutes 17 seconds and run Northerly, along a West face of said building, 12.07 feet to a corner of said building; turn thence to the right through a deflection angle of 90 degrees 00 minutes and run Easterly, along a North face of said building 51.60 feet to a building corner; turn thence to the right through a deflection angle of 90 degrees 00 minutes and run Southerly, along the East face of said building, 11.90 feet to the intersection of the said
East building face and the Westerly projection of the North edge of a concrete walk; turn thence to the left through a deflection angle of 89 degrees 48 minutes 17 seconds and run Easterly, along the said Westerly projection of said walk, the North edge of said walk and the Easterly projection of said walk, 122.42 feet to the West boundary of the Dudley J. Hughes property as recorded in Deed Book 3200 at page 447 of the Chancery Records of Hinds County,
Mississippi; turn thence through an interior angle of 90 degrees 23 minutes 56 seconds and run Southerly, along the West boundary of the said Hughes property, 61.88 feet to the North right-of- way line of Pascagoula Street, as it is now in use, turn thence through an interior angle of 89 degrees 42 minutes 46 seconds and run Westerly, along the North right-of-way line of Pascagoula Street
242.27 feet to the intersection of the North right-of-way line of Pascagoula Street with the East right-of-way line of Lamar Street; turn thence through an interior angle of 85 degrees 50 minutes 35 seconds and run Northerly, along the East right-of-way line of Lamar Street 62.20 feet to the Point of Beginning.

(INSTRUCTIONS:  INSERT THE CURRENT VERSIONS(S) OF THE DEBT
COLLECTION POLICY TO BE EXECUTED AT CLOSING; THE VERSIONS TO BE
EXECUTED AT THE TIME OF CONTRACT SIGNING SHOULD BE EXECUTED
SIMULTANEOUSLY WITH THIS AGREEMENT.]



The following documents are each included in this Exhibit "I":

     1)   Collection Policy Certification By Proposed
          Purchaser (including Commonly Asked Questions
          And Answers Regarding the RTC's Collection
          Policy);

     2)   Certification By Proposed Purchaser To Comply
          With 12 CFR Part 1620 (including a copy of the text to 12 CFR Part 1620); and

     3) Affidavit (including a copy of the text of certain sections of Title 18, United States
          Code).


                              Exhibit "I"

(Collection Policy Affidavit(s) and/or Certification(s) to be Executed at Closing)

            COLLECTION POLICY CERTIFICATION BY PROPOSED PURCHASER

This Certification is given in connection with the proposed purchase of certain assets (the "Assets"-this includes the assets of institutions or their subsidiaries) by the undersigned from the Resolution Trust Corporation ("RTC") in its corporate, receivership, and/or conservatorship capacities. The undersigned specifically acknowledges that interpretations of commonly asked questions regarding the Collection Policy are provided through Commonly Asked Questions and Answers Regarding the RTC's Collection Policy ("Q&A"). Further, the undersigned has been specifically informed that all Q&A's addressing the Collection Policy are available to the public through any RTC Public Reading Room, including the RTC Public Reading Room at the headquarters located at 801 17th St., N.W., Washington, D.C. 20434.

For purposes of this Certification, Obligation means one or more continuing legal claims for payment or performance by the RTC, the Federal Deposit Insurance Corporation ("FDIC"), or the Federal Savings and Loan Insurance Corporation ("FSLIC"), in any of their capacities, having an aggregate outstanding amount due of $500,000 or more. A Default on an Obligation exists (a) where any payment is 90 or more days past due, (b) where any default of any provision of a written contract exists and either there is a willful refusal to perform or written notice of breach has been given and the Default remains uncured, or (c) where a final judgment is unsatisfied. An Affiliated Business Entity means a business organization (e.g., a corporation, partnership, etc.) that is controlled by the purchaser, controls the purchaser, or is under common control with the purchaser. Where control of the purchaser rests in an individual, the individual is an Affiliated Business Entity. For purposes of this definition, control exists if an individual or entity, directly or indirectly, individually or acting in concert with others, controls the management or policies of the business organization.

The undersigned hereby certifies as follows:

         (1) The undersigned is not a Large Entity Purchaser. If the undersigned is a Large Entity Purchaser, such status was established by RTC Decision Number _____ and, therefore, the undersigned is subject to the Reasonable Efforts standard as defined in Collection Policy Q&A's.

         (2) No Default exists with respect to any Obligation of the undersigned or any of its Affiliated Business Entities on the date of this certification.

         (3) The undersigned has reviewed all entities and individuals any equity interest in this purchase or otherwise exercising any control over the Potential Purchaser and states (check one of the following):
X    Potential Purchaser has no Restricted Purchasers,OR

         ___     Potential Purchaser does have Restricted Purchaser(s),
however the Potential Purchaser was formed prior to the Restricted Purchaser receiving notice from the RTC of its Restricted Purchaser status, and the Restricted Purchaser has a passive interest (i.e., an equity interest of less than 5%) and the Restricted Purchaser does not constitute an Affiliated Business Entity of the Potential Purchaser. The relationship between the Potential Purchaser and the Restricted Purchaser is fully disclosed in the attached document, and the Potential Purchaser understands that its ability to participate in this RTC sales transaction is subject to RTC review and approval of the Restricted Purchaser's participation.

         (4)     ___     No litigation exists between the Potential Purchaser
and the RTC, the FDIC, or the FSLIC, in any of their capacities.

                 ___     Litigation does exist between the Potential
Purchaser and the RTC, the FDIC, or the FSLIC, in any of their capacities, and a full disclosure of such litigation is attached and has also been forwarded for asset purchase eligibility review to the Washington D.C. Office of Case Management and Program Compliance, 801 17th St., N.W., Washington, D.C. 20434.

         (5) The undersigned has no reason to believe that it is purchasing the Assets on behalf of, or for resale to an entity which would, if it were purchasing the Asset directly, be unable to make the Certifications directly. [The Certification outlined in this paragraph is not required from underwriters in an initial offering of securities backed by a pool of assets assembled by RTC.]

In signing this Certification, I represent and warrant that I have the authority to execute this certification on behalf of the undersigned entity. I further certify that the above certification is true and correct.

        Proposed Purchaser:              The Parkway Company

        By:                              /s/Steven G. Rogers / /s/Sarah P. Clark

        Title:                           President/Vice President

        Dated:                           June 14, 1995

NOTICE: Any purchaser who knowingly or willfully makes false or fraudulent statements or representations in connection with the disclosures or certifications will be referred to the Office of Inspector General and/or the appropriate law enforcement officials for investigations and legal enforcement, and may be subject to fines and/or imprisonment (18 U.S.C. Sections 1001, 1007, and
1014).

                COMMONLY ASKED QUESTIONS AND ANSWERS REGARDING THE
                          RTC'S COLLECTION POLICY



IMPORTANT NOTICE:  THIS VERSION OF THE Q&A SUPERSEDES ALL PRIOR
Q&A'S.  IT IS THE PROSPECTIVE PURCHASER'S OBLIGATION TO READ THIS
CURRENT VERSION OF THE Q&A IN ITS ENTIRETY.

1.       Q.      In cases of nonpayment of a note, mortgage, lease, or
                 similar obligation, does the "aggregate outstanding amount due of $500,000 or more" refer to the payment amount due or the total balance due on the obligation(s)?

         A.      The total balance due.

2.       Q.      How is "purchase price" defined under the certification
                 requirement for assets with an aggregate purchase price of $500,000 or more?

         A. Purchase price is the actual amount offered for the asset(s).

3.       Q.      Are small asset purchases (less than $500,000) covered by
                 the Collection Policy?

         A. Regardless of asset size, all purchases of assets are covered by the Collection Policy. Only asset purchases greater than $500,000 are automatically subject to the certification process. The RTC reserves the right to subject any purchaser to the certification process should we have reason to believe the purchaser would be unable to deliver the Certification.

4.       Q.      Can a Proposed Purchaser obtain a determination from the
                 RTC regarding "Affiliated Business Entities" or "Control" under the Collection Policy?

         A. From time to time, the RTC will issue statements of general guidance upon which bidders can rely through this Q&A format. However, the RTC will not make specific case-by-case determinations regarding "Affiliated Business Entities" or "Control." Prospective Purchasers must rely on the advice of their counsel in the interpretation of applicable sections of the Collection Policy, 12 C.F.R. Section 1620, 12 U.S.C. Section 1841, and other applicable statues, regulations, and policies.

5.       Q.      If a Proposed Purchaser who is free of Default acquires
                 a defaulted debtor, does that defaulting debtor become an Affiliated Business Entity of the Proposed Purchaser for purposes of the Collection Policy certification?

         A. The RTC recognizes that, at times, it is in the best business interest of a qualified Potential Purchaser to acquire an interest in a defaulting debtor, and that such an acquisition may affiliate the two entities for purposes of the Collection Policy. Although the RTC must maintain that it will neither provide individual guidance nor make any individual determinations regarding which organizations qualify as Affiliated Business Entities or other matters of Control as these issues relate to the Collection Policy, the following general construct may help.

                 Essentially, the RTC is primarily concerned with the timing of a Default as it relates to the timing of the acquisition of an interest in the defaulting debtor by a Potential Purchaser. If the November 12, 1993 Default predates the acquisition, then the Collection Policy shall not apply. If the debt predates the acquisition, but the Default occurs post-acquisition, then there will be a presumption that the Collection Policy applies, but the Potential Purchaser may request an individual determination based on compelling evidence that the Default should not be recognized for purposes of the Collection Policy. Finally, if both the debt and the Default occur post-acquisition, then the Collection Policy shall apply.

6.       Q.      Can the purchaser amend or modify the form of the
                 Certification?

         A. No. The Certification, either in standard form or modified form, as required by RTC, must be signed as is. An amended Certification not pre-authorized by the
                 Washington D.C. Office of   Case Management and Program
                 Compliance ("CMPC") will result in a nonconforming bid.

7.       Q.      Are there any circumstances under which a borrower with
                 outstanding Defaulted Obligations may purchase RTC assets?

         A. Yes. Where the borrower has acknowledged the inability to deliver the Certification and RTC has determined that a settlement arrangement is "Substantially Effected" between the borrower and the affected agency or institution, the RTC may prepare a modified Certification for signature by the borrower which excludes the Obligations subject to the settlement arrangement.
                 Only CMPC can issue a modified certification.

8.       Q.      Must individuals and/or entities that are in Default
                 execute a Collection Policy Certification by Proposed
                 Purchaser in order to negotiate a workout and/or settlement with the RTC or FDIC?


         A. No. The Certification is required for asset sale transactions and is, therefore, inapplicable to workout and/or settlement negotiations. However, until such time as the default is fully paid or settled, or until such time as the RTC allows the defaulted individuals and/or entities to submit a modified certification on the basis of a "substantially effected" settlement, the defaulted individuals and/or entities are ineligible to purchase assets from the RTC pursuant to the Collection Policy.

9.       Q.      Are underwriters of an initial offering of securities
                 backed by a pool of RTC assets exempt from the requirement of submitting a Collection Policy certification?

         A. All underwriters are required to complete the entire Collection Policy Certification. However, the RTC recognizes that the sale of securities may involve a large number of ultimate purchasers and, therefore, it may be administratively difficult, if not impossible, for the underwriter to affirmatively seek information from all ultimate purchasers. Accordingly, underwriters are exempt from the resale certification requirement.

10.      Q.      Certain settlement arrangements require final approval
                 from the Bankruptcy Court. Can a Prospective Purchaser present such settlement agreements to CMPC for purposes of a Modified Certification prior to receipt of Bankruptcy Court approval?
         A.      No.  CMPC will require a copy of the Bankruptcy Court's
                 approval of the settlement arrangements before it will consider a request for a Modified Certification.

11.      Q.      Under what circumstances will the RTC require additional
                 Certifications beyond those Certifications required at the time of bid?

         A. Within the self-certification process, the RTC reserves the right to require whatever additional Certifications are deemed necessary to satisfy various obligations under applicable statute, regulation, and policy. This way occur, for example, when the RTC has reason to believe that a Prospective Purchaser has already provided a false Certification, a Prospective Purchaser cannot sign the Certification and should be restricted, or a Restricted Purchaser is participating in an asset sale. In the event that the RTC determines that a certification is fraudulent, the fraudulent certification will be referred to the Office of Contractor Oversight and Surveillance and/or the appropriate law enforcement officials for investigation and legal enforcement, and may subject the party submitting the false certification to fines and/or imprisonment.

12.      Q.      Are individuals or entities eligible to bid on their own
                 Defaulted Obligations, whether such obligations are sold individually or as part of a pool of assets?

         A. No. Prospective Purchasers are ineligible to bid on their own Defaulted Obligations. Prospective Purchasers with defaulted obligations should contact CMPC for referral to the national Settlement Workout Asset Team ("SWAT") for prompt resolution of outstanding defaults. CMPC acts as a clearinghouse for all cases in process to aid in expediting resolution of settlement offers, as necessary.

13.      Q.      Although an individual is not permitted to purchase
                 his/her own Defaulted Obligation, may it be purchased by or on behalf of an individual who has a legally recognized familial relationship to the defaulting party?

         A. No. The prohibition against purchase by or on behalf of a defaulting party is specifically addressed in the third, enumerated provision of the Collection Policy Certification. The RTC will presume that any Potential Purchaser having a legally recognized familial relationship with the defaulting party, whether by blood, marriage, adoption, or otherwise, has a common purpose with the defaulting party, thereby constituting "control of, control by, or common control with" the defaulting party and will render them ineligible to purchase that assets. Further, the RTC also may find a common purpose and requisite control in other than legally recognized familial relationships (e.g., trusts).

14.      Q.      If a Potential Purchaser is ineligible, may the
                 eligibility of its Affiliated Business Entities be restored?

         A. No. Until such time as the Prospective Purchaser regains eligibility, Affiliated Business Entities will remain ineligible, and the RTC will not consider requests to restore eligibility.

15.      Q.      Are public agencies and instrumentalities, and non-profit
                 organizations subject to the Collection Policy?

         A.      All Potential Purchasers are subject to the Collection
                 Policy.

16.      Q.      What general resale limitations are imposed by the
                 Collection Policy certification?

         A. The Collection Policy requires that a Prospective Purchaser certify that it has no reason to believe, after reasonable inquiry, that at the time it submits its bid to the RTC it is purchasing assets on behalf of an entity which would be disqualified from purchasing the assets directly.

17.      Q.      Does the Collection Policy apply where a Potential
                 Purchaser or its Affiliated Business Entities have
                 Defaulted on an Obligation other than a loan agreement
                 (e.g., a lease) to an institution now under the control of the RTC, FDIC, or FSLIC?

         A. Yes. The Collection Policy specifically denies asset purchase eligibility in circumstances in which a "Potential Purchaser" or its "Affiliated Business Entities" have "Defaulted' on "Obligations" to the RTC/FDIC/FSLIC, in any of their capacities, on "one or more continuing legal claims for payment" including, but not limited to, lease defaults.

18.      Q.      Does litigation between the RTC and a Potential Purchaser
                 affect that Potential Purchaser's eligibility to purchase
                 RTC assets?

         A. The RTC CoLlection Policy prohibits the sale of assets to any person or entity which has "Defaulted" on an "Obligation" of "one or more continuing legal claims for payment" to the RTC, FDIC, or FSLIC, in any of their capacities. The RTC has determined that certain types of litigation may involve such a Default on an Obligation and result in a determination and notice of asset purchase ineligibility. Therefore, a Potential Purchaser must certify that no litigation exists between the Potential Purchaser and the RTC, the FDIC, or the FSLIC, in any of their capacities. If litigation does exist and the Potential Purchaser wishes to request a review for purposes of asset purchase eligibility, the potential Purchaser must make a timely (i.e. a minimum of ten business days), full disclosure to the Office of Case Management and Program Compliance. In no event will an asset sale be delayed based upon such a request by a Potential Purchaser.

                 The determination of whether a particuLar litigation involves a Default on an obligation will be made by the RTC's Office of Case Management and Program Compliance(CMPC) in consultation with the Office of Ethics, the Division of Legal Services, and other relevant RTC officials on a case-by-case basis. The fact that the "offending" offices or persons have or can be screened from RTC asset sales will not be relevant to this determination. It will be the responsibility of the Potential Purchaser to disclose all existing litigation no later than 10 days prior to the bid date.

                 If CMPC determines that a Potential Purchaser has assets purchaser eligibility, notwithstanding the existing litigation, the Potential Purchaser must agree that such determination may not be used as a defense in the pending litigation.

19.      Q.      Do Defaults on Obligations to repay advances under a
                 Letter of Credit result in asset purchase ineligibility?

         A. Yes. Provided the thrift has advanced funds on behalf of the account party, and there is a Default on an Obligation on a continuing legal claim for payment based on the money borrowed under the Letter of Credit
                 Agreement.

20.      Q.      Does the policy apply to third parties who have Defaults
                 and who are financing a borrower's settlement?

         A. No. Settlement arrangements do not fall under the Collection Policy. In some cases, the note is assigned to a third party as part of the settlement arrangement.
                 This practice is not considered a sale for purposes of this policy.

21.      Q.      Is a borrower in Default if it makes partial payments?

         A. Yes, unless the payments are in accord with an approved, written forbearance agreement.

22.      Q.      Does this policy apply to Defaults on non-recourse loans?

         A. Generally yes, unless the borrower's legal obligation has been contractually extinguished by, but not limited to, foreclosure, deed-in-lieu of foreclosure, or other asset reconveyance provisions, as applicable. However, in the case of RTC post-intervention, non-recourse, seller financing, the Collection Policy will not apply unless the borrower refuses to reconvey the asset or there is some other material dispute between the parties regarding that transaction.

23.      Q.      Is a borrower in Default if it continues to make
                 principal and interest payments but has missed its balloon payment?

         A.      Yes, if the balloon payment is 90 days or more past due.

24.      Q.      Does the Collection Policy apply to guarantors of
                 Defaulted Obligations?

         A. Yes. The Collection Policy applies once the guarantee Obligations arise, any necessary notice is given, and a Default of such guarantee Obligations occurs pursuant to the contract, and other relevant law.

25.      Q.      Can a third party report a Prospective Purchaser believed
                 ineligible, for whatever reason?

         A. Yes. A person who believes that a Potential Purchaser is unable to make a Certification or has falsely made a Certification, may contact CMPC. CMPC will determine whether sufficient information is provided to warrant initiation of a formal review of a Potential Purchaser's eligibility.

26.      Q.      Are executory sales of assets assignable and, if so, must
                 the assignee execute the Collection Policy Certification by Proposed Purchaser prior to such formal assignment and final sale?

         A. In the event that the RTC agrees to an assignment of sale, the RTC will require that the third party purchaser sign the Collection Policy Certification.

27.      Q.      Does the Collection Policy apply to the sale of assets
                 encumbered by contractual "first refusal" rights?

         A. The Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA") provides that the RTC may, as conservator or receiver, transfer any asset or liability without any approval, assignment, or consent with respect to such transfer, except as required by the appropriate federal banking agencies.
                 12 USC +SEC 1821(d)(2)(G).

                 Consistent with this federal statutory authority, the RTC has consistently asserted that it may transfer any asset or liability, even those subject to contractual "first refusal" rights, to any party. The purchasing party, however, must comply with that contractual "first refusal" right when it transfers the asset, unless such rights have been extinguished by default or otherwise.

28.      Q.      Does entering into modification of a loan under a
                 bankruptcy reorganization plan constitute a "settlement" for purposes of this policy?

         A. Yes, provided the reorganization plan has been approved by the bankruptcy court and payments under the revised terms are current.

29.      Q.      Are sales of subsidiary assets covered by the policy?

         A.      Yes.  If the sale of assets out of a subsidiary of a
                 financial institution is made by RTC (i.e., RTC     is
                 conducting the sale), the policy will apply.

30.      Q.      Are a purchaser's independent employee benefit plans for
                 its employees an affiliated business entity which must be included in the Collection Policy Certification?

         A. Given the unique nature of employee benefit plans, for purposes of the Collection Policy, the RTC considers them as a non-affiliated business entity, separate and distinct from the Proposed Purchaser. Of course, if an employee benefit plan was itself the Prospective Purchaser and such plan was in Default on an Obligation to an institution under the control of the RTC, FDIC, or FSLIC, then the Collection Policy would apply to that entity.

31.      Q.      Are sales of "Covered Assets" (i.e., those assets
                 receiving yield maintenance and loss protection through assistance agreements) subject to the Collection Policy?

         A. No. Covered Assets are under the jurisdiction of private institutions and therefore are not subject to the Collection Policy.

32.      Q.      What is a "Restricted Purchaser" and under what
                 circumstances may a Restricted Purchaser participate in the RTC asset sale program?

         A. The Office of Case Management and Program Compliance may determine that an entity is a "Restricted Purchaser," ineligible to participate in the RTC asset sales program, except as set forth below. CMPC will provide confidential written notice and explanation of the determination.

                 As stated above, a Restricted Purchaser is ineligible to purchase assets directly. Similarly, a Restricted Purchaser may not purchase assets indirectly to any extent (i.e., there is no allowable de minimis level), or in any capacity (i.e., the form of organization of the restricted Purchaser and of the Restricted Purchaser within the particular purchasing entity is irrelevant) provided the Potential Purchaser was formed after the Restricted Purchaser received written notice of its status.

                 If the Potential Purchaser includes a Restricted
                 Purchaser and was formed after such date, the formation shall be presumed to be an attempt to circumvent the Collection Policy and shall render such Potential Purchaser ineligible.

                 If the Potential Purchaser was formed before such date and the Restricted Purchaser has a passive interest (i.e., an equity interest of less than 5%) and the Restricted Purchaser does not constitute an Affiliated Business Entity of the Potential Purchaser such Potential Purchaser will have a presumption of eligibility, subject to RTC review.

33.      Q.      What obligations does a Potential Purchaser have
                 regarding the identification and disclosure of Restricted
                 Purchasers?
         A.      As a result of the confidentiality of Restricted
                 Purchaser status, it is incumbent upon Restricted
                 Purchasers to make appropriate disclosures to otherwise qualified Prospective Purchasers of RTC assets with which it may become affiliated.

                 Potential Purchasers must inquire about Restricted Purchaser status during their review and determination of Affiliated Business Entities, and must report any involvement by a Restricted Purchaser as now required by the Collection Policy Certification.

34.      Q.      How can Large Entity Purchasers with a myriad of
                 Affiliated Business Entities provide an unqualified statement that neither the Potential Purchaser nor its Affiliated Business Entities are in Default.

         A. The RTC recognizes that the size and complexity of certain firms may make unqualified Certifications difficult, if not administratively impossible. In the contracting program, upon an appropriate showing that the size and complexity of the firm make full certifications for all of the firm's Related Entities administratively impossible, the RTC has permitted large firms to limit their related entities for purposes of completing the contracting certifications. With respect to defaults, contractors with related entity limitations need only certify that, on the basis of "Reasonable Efforts," no Affiliated Business Entity of the contractor has a Default on an Obligation to the RTC/FDIC. The asset sales program will parallel the contracting program regarding Large Entity Purchaser status.

35.      Q.      How will Large Entity Purchaser status be conferred?

         A. Firms that participate in the RTC's contracting program and have been subject to a formal decision by the Contractors Conflicts Committee or the Ethics Officer limiting their Related Entities for certification purposes need not request Large Entity Purchaser status. Such contractors are deemed to be Large Entity Purchasers for purposes of the asset purchase program and will maintain the schedules and procedures as established in the contracting program.

                 A firm that has neither participated nor requested a Related Entity Limitation in the contracting program may seek a determination that it is a Large Entity Purchaser by submitting a request to CMPC. The firm should provide a detailed description of its size and organizational structure and state that it believes that it cannot make the required certification by reason of its size or complexity. Decisions on such requests will be made by the Office of Ethics, in consultation with CMPC and other appropriate RTC personnel, in the same manner and on the same basis as Related Entity Limitation decisions in the RTC's contracting program.

36.      Q.      What certification standards will be applied to Large
                 Entity Purchasers?

         A. Large Entity Purchasers will be required to certify that based on "Reasonable Efforts" to ascertain whether defaults exist, there are no Affiliated Business Entity defaults subject to the Collection Policy.

                 In conferring Large Entity Purchaser status, the RTC will require the potential purchaser to establish a schedule to use its "Best Efforts" to poll all of its Affiliated Business Entities for Defaults on an annual basis. Contractors with related entity limitations have already established annual "Best Efforts" schedules, and such contractors will not be required to estabLish new schedules for the asset purchase program. Conferral of Large Entity Purchaser status and the resulting best" and "Reasonable Efforts" certification standard, however, are within the sole discretion of the RTC. "Reasonable Efforts" are defined by the totality of the circumstances, and the failure to consider a Default may be grounds for institution of administrative proceedings to exclude the purchaser if the RTC determines that the firm did not use "Reasonable Efforts" in completing the certification.

37.      Q.      Will Large Entity Purchaser determinations be available
                 within the time constraints associated with responding to bid deadlines?

         A. Potential Purchasers who believe that they cannot provide the required certifications by virtue of their size and the complexity of their organizational structure are advised to seek such limitations as soon as possible and not wait until a bid deadline is imminent. If a Potential Purchaser waits too long before requesting such relief, there may be inadequate time within which to consider and act on the request before the bid date. The RTC will not extend a bid deadline or, in any other way, delay an asset sale for reasons of a pending a administrative determination.

38.      Q.      If a Potential Purchaser is the successful bidder in a
                 RTC sales transaction, but then Defaults on its Obligation to consummate the sale and such Defaulted
                 Obligation causes a loss to the RTC, is the Potential
                 Purchaser in violation of the Collection Policy, and therefore, ineligible for future RTC sale transactions?

         A. A failure to consummate a sale causes losses to the RTC in the form of increased holding, administrative, marketing, interest, and other transaction costs, as well as diminished sales price. Forfeited earnest money deposits may be insufficient to satisfy the aggregate loss to the RTC; therefore, unless the RTC has contractually agreed to relinquish all claims for losses (i.e., a comprehensive liquidated damages provision) or otherwise agrees in writing to a settlement, the earnest money deposit forfeiture will be offset against the total loss and any residual loss constitutes a continuing legal claim for payment (i.e., an Obligation) by the RTC.

                 If the Potential Purchaser does not satisfy this Obligation, then the losses incurred may constitute a Defaulted Obligation and render the Potential Purchaser a Restricted Purchaser. If the Potential Purchaser fails to comply with the bid instructions and/or the purchase sale agreement (e.g., fails to close) then the Defaulted Obligation occurs immediately upon such failure. However, if the Potential Purchaser and the RTC agree in writing to postpone the purchaser's required performance (e.g., closing) to another date, then the Defaulted Obligation occurs on the earLier of the expiration of the extended period or the receipt of notice of refusal to meet the agreed upon terms.

                 In any event, the RTC will provide written notice of the imposition and explanation of Restricted Purchaser status, and the existence, effective date, and good faith estimate of known and anticipated losses caused by the underlying Defaulted Obligation. The precise, final amount of loss, however, cannot be known until such time as the asset has been sold to another party. As always, Restricted Purchasers are ineligible for all future RTC sale transactions until such time as they satisfy their Defaulted Obligations.

                       CERTIFICATION BY PROPOSED PURCHASER
                         TO COMPLY WITH 12 CFR PART 1620


This certification is given in connection with the proposed purchase of certain assets ("the assets") by the Proposed Purchaser (identified below) from the Resolution Trust Corporation ("RTC") in its corporate, receivership, and/or conservatorship capacities.

The undersigned has received a copy of, and has read, 12 CFR Part
1620.

The undersigned hereby certifies that none of the restrictions set forth in 12 CFR Part 1620 would apply to the sale of any of the assets to the Proposed Purchaser.

In signing this certification, the undersigned represents and warrants that he or she has the authority to execute this certification on behalf of the Proposed Purchaser. The undersigned also warrants that this certification is true and correct.



  Proposed Purchaser:  The Parkway Company

                       By:  /s/Steven G. Rogers / /s/Sarah P. Clark

                       Title:  President / Vice President


  Dated:    June 14, 1995




NOTICE: Any purchaser or representative who knowingly or willfully makes false or fraudulent statements or representations will be referred to the Office of Inspector General and/or the appropriate law enforcement officials for investigation and legal enforcement, and may be subject to fines and/or imprisonment (see, e.g., 18 USC Sections 1001, 1007, 1014, 1621).

Part 1620 - RESTRICTIONS ON SALE OF ASSETS BY THE RESOLUTION TRUST
CORPORATION


Sec.

1620.1   Purpose and scope.
1620.2   Definitions.
1620.3   Restrictions on the sale of assets by the RTC in
         conjunction with a loan or extension of credit.
1620.4   Restrictions on the sale of assets by the RTC regardless
         of the method of financing.
1620.5   Independent determination of eligibility for seller
         financing.
1620.6   Certain asset sales unaffected by this part.
1620.7   Certification required.

               Authority: 12 U.S.A 1441a(b)(12) and (f).


SEC 1620.1    Purpose and Scope.

        (a) The Resolution Trust Corporation is prohibited from selling assets that were or are held by savings associations that have been placed under the conservatorship or receivership of the Resolution Trust Corporation to certain persons who profited or engaged in wrongdoing at the expense of those savings associations, or seriously mismanaged those savings associations.

        (b) The restrictions of this part generally apply only when there is a connection between a savings association that now holds or formerly held one or more assets, and the prospective purchaser whose conduct injured that specific savings association. The restrictions apply even though the assets are no longer owned by the savings association that the prospective purchaser injured. Provided, That, unless the RTC determines otherwise, the restrictions shall not apply to sales of securities backed by pools of assets which may include assets of such savings association. Except as specified, this part does not establish a general prohibition against the sale of assets of savings associations under the control of the Resolution Trust Corporation to a prospective purchaser who may have injured one or more savings associations other than the savings association(s) whose assets the purchaser seeks to purchase.


SEC 1620.2    Definition.

       (a) Corporation means the Resolution Trust Corporation in its corporate capacity.

       (b) Key official means a management official, managing or general partner, or director of an entity, or an individual who, acting individually or in concert with one or more entities or individuals, owns or controls 25 percent or more of the ownership of an entity, or otherwise controls the entity's management or policies.

       (c) Management official means an individual within an organization who has substantial responsibility for the direction and control of the organization's policies and operations.

       (d) Person includes an individual, or an entity with a legally independent existence, including, without limitation, a trustee; the beneficiary of at least a 25 percent share of the proceeds of a trust; a partnership; a corporation; an association; a society; or other organization or institution.

       (e) RTC means the Resolution Trust Corporation as corporation, as conservator, or as receiver, as the context indicates.

SEC 1620.3    Restrictions on the sale of assets by the RTC in
conjunction with a loan or extension of credit.

       (a) Neither the Corporation, nor a savings association that is under the conservatorship or receivership of the RTC, may, in selling one or more assets of any savings association that was or is under the conservatorship or receivership of the RTC, provide a loan, advance, or other extension of credit, to a person if--

              (1) That person, or a key official of that person, has defaulted, or has been a key official of a partnership or a corporation which defaulted, on one or more obligations to any savings association; and

              (2) The person or its key official has been determined by a court or administrative tribunal to have engaged in, or is subject to a pending judicial or administrative action brought by the RTC or a component of the government of the United States or of any state alleging fraudulent activity in connection with any such obligation.

        (b) It shall be a violation of paragraph (a) of this section for a person under such circumstances to purchase, using a loan, advance, or other extension of credit provided by the Corporation or such savings association, one or more assets of a subject savings association.

        (c) For purposes of paragraph (a) of this section, a person or its key official is considered to have defaulted on an obligation only if the person or its key official has failed to comply with the terms of the loan or other obligation to such an extent that the property securing the obligation is foreclosed upon. Paragraph (a) of this section does not apply to the failure to satisfy an unsecured obligation.

        (d) The restrictions in paragraph (a) of this section do not apply if the sale or transfer of an asset resolves or settles, or is part of the resolution or settlement of, obligations owed by the person or its key official(s) to the savings association whose assets are being sold, or to the Corporation.


SEC 1620.4     Restrictions on the sale of assets by the RTC
regardless of the method of financing.

        (a) Neither the Corporation, nor a savings association that is under its conservatorship or receivership, may sell one or more assets of a savings association that was or is under the conservatorship or receivership of the RTC, to any person if the person or any key official of that person--

               (1) Has participated, as an officer or director of the same savings association, or of an affiliate of that savings association, in a material way in one or more transaction(s) that resulted in an aggregate loss of more than $50,000 to that savings association, taking into account any net proceeds from the sale of collateral; or

               (2) Has been removed from, or prohibited from participating in the affairs of, the savings association whose asset(s) is (are) being sold, pursuant to any final enforcement action by a Federal banking agency (defined at 12 U.S.C. 1813(q)); or

               (3) Has demonstrated a pattern or practice of defalcation regarding obligations to the savings association whose assets(s) is (are) being sold.

       (b) The restrictions of paragraphs (a)(1) and (a)(3) of this section shall not apply if the sale or transfer of an asset resolves or settles, or is part of the resolution or settlement of, obligations owed by the person or its key official(s) to the savings association whose assets are being sold, or to the Corporation.

       (c) For purposes of paragraph (a) of this section, "affiliate" is defined as any company that controls, is controlled by, or is under common control with, another company. Control shall be defined as it is defined in 12 U.S.C.
1841(a)(2) on August 20, 1992.

        (d) For purposes of paragraph (a) of this section, a "loss" is a net loss where a savings association has written off a receivable, either because it was required to do so by an examiner, auditor or regulator, or elected to write off the receivable using applicable accounting principles.

        (e) For purposes of paragraph (a) of this section, an individual or entity has participated in a material way in a transaction that caused a loss to a savings association if the individual or entity:

               (1) Has been found in a final determination by a court or administrative tribunal, or is alleged in a judicial or administrative action brought by the RTC or by any component of the government of the United States or of any State--

                      (i)    To have violated any law, regulation
or order issued by a Federal banking agency, or breached or defaulted on a written agreement with a Federal banking agency, or breached a written agreement with a savings association; or

                      (ii)   To have engaged in an unsafe or
unsound practice in conducting the affairs of the savings association; or

                      (iii) To have breached a fiduciary duty owed to that savings association; or

               (2)    Is in default on a written agreement
(including, but not limited to, a contract for goods or services, note, deed of trust, mortgage, loan agreement) with a savings association.

        (f) For purposes of paragraph (a) of this section, a person or its key official shall have demonstrated a pattern or practice of defalcation regarding obligations to a savings association if the person or key official has engaged in any or all of the following:

               (1) The person or key official has defaulted on more than one obligation to pay principal or interest to the savings association, and the savings association or its successor has continuing legal claims based upon these defaults in an aggregate amount in excess of $50,000; or

               (2) The person or key official has engaged in more than one act that was intended to cause a loss to the savings association; or

               (3) The person or key official, as a borrower, entered into more than one loan agreement with the savings association, the making of which was an unsafe or unsound action of the association on the basis of facts that the borrower knew or should have known, and the borrower defaulted on the loans in the aggregate amount of $50,000 or more.

        (g) For purposes of paragraph (e) and (f) of this section, the term "default" means a delinquency of 90 or more days as to payment of principal or interest; or the failure to comply with the terms and conditions of a contract or other written agreement, other than a loan or advance.

        (h) It shall be a violation of this part for any person to purchase an asset that the RTC or a savings association under its conservatorship or receivership is prohibited from selling to that person if circumstances exist that would cause any of the restrictions enumerated in paragraph (a) of this section to apply.


SEC 1620.5     Independent determination of eligibility for seller
financing.

        The ability of an offeror to certify that none of the restrictions set forth in this part is applicable, does not create any right to obtain a loan or advance by or through the RTC or a savings association under its conservatorship or receivership, or remove the right of the RTC to make an independent determination, based upon all relevant facts of the offeror's financial condition and history, of the offeror's eligibility to receive such loan or advance.

SEC 1620.6     Certain asset sales unaffected by this part.

       The effectiveness of this part shall not be grounds for rescission or revocation of the sale of one or more assets, or the withholding of seller financing by the RTC, if a legally enforceable contract of sale and/or agreement for seller financing was in effect prior to August 20, 1992.

SEC 1620.7     Certification required.

       The Corporation, or a savings association under its conservatorship or receivership, may not sell any asset, and no person shall buy any asset from the RTC or a savings association under its conservatorship or receivership, unless the person shall have certified, under penalty of perjury, with notice that a false certification may lead to punishment under 18 U.S.C. 1001 and 18 U.S.C. 1621, that none of the above restrictions applies to the sale of that asset. Provided That, the RTC may in its discretion permit a person to make an offer to purchase one or more assets, and may accept such offer, despite the inability to so certify, if the person acknowledges the inability to certify and submits a bona fide offer to cure any existing amounts owed to the RTC or the relevant association in conjunction with the sale of the asset(s).

                              AFFIDAVIT

I. Steven G. Rogers/Sarah P. Clark, hereby certify that l am not an individual who -

                         (name of individual)


         A. has been convicted of an offense under section 215, 656, 657, 1005, 1006, 1007, 1008, 1014, 1032, 1341, 1343, or
                 1344 of title 18, United States Code (text of such sections attached), or of conspiring to commit such an offense, affecting any insured depository institution for which any conservator or receiver has been appointed; and

         B. is in default (as defined in the attached) on any loan or other extension of credit from

                 (name of institution for which RTC has been appointed receiver or conservator and from which the sale of the asset is occurring)


                 which if not paid, will cause a substantial loss (as defined in the attached) to the institution, the Federal Deposit Insurance Corporation, the FSLIC Resolution Fund, or the Resolution Trust Corporation.







By:  /s/Steven G. Rogers / /s/Sarah P. Clark
     President/Vice President






NOTICE: Whoever knowingly or willfully makes false or fraudulent statements or representations in connection with the disclosures and certifications herein will be referred to the Office of Inspector General and/or the appropriate law enforcements for investigation and legal enforcement, and may be subject to fines and/or imprisonment (18 USC Sections 1001, 1007, and 1014),

                          ATTACHMENT TO AFFIDAVIT


A.      TEXT OF APPLICABLE SECTIONS, TITLE 18, UNITED STATES CODE


Section 215.   Receipt of commissions or gifts for procuring loans

         (a)     Whoever-

                 (1) corruptly gives, offers, or promises anything of value to any Person, with intent to influence or reward an officer, director, employee, agent, or attorney of a financial institution in connection with any business or transaction of such institution; or

                 (2) as an officer, director, employee, agent, or attorney of a financial institution, corruptly solicits or demands for the benefit of any person, or corruptly accepts or agrees to accept, anything of value from any person, intending to be influenced or rewarded in connection with any business or transaction of such institution;

shall be fined not more than $1,000,000 or three times the value of the thing given, offered, promised, solicited, demanded, accepted, or agreed to be accepted, whichever is greater, or imprisoned not more than 20 years, or both, but if the value of the thing given, offered, promised, solicited, demanded, accepted, or agreed to be accepted does not exceed $100, shall be fined not more than $1,000 or imprisoned not more than one year, or both.

         (b)     Transferred.

         (c) This section shall not apply to bona fide salary, wages, fees, or other compensation paid, or expenses paid or reimbursed, in the usual course of business.

         (d) Federal agencies with responsibility for regulating a financial institution shall jointly establish such guidelines as are appropriate to assist an officer, director, employee, agent, or attorney of a financial institution to comply with this section.
Such agencies shall make such guidelines available to the public.

Section 656. Theft, embezzlement, or misapplication by bank officer or empLoyee

        Whoever, being an officer, director, agent or employee of, or connected in any capacity with any Federal Reserve bank, member bank, national bank or insured bank, or a receiver of a national bank, or any agent or employee of the receiver, or a Federal Reserve Agent, or an agent or employee of a Federal Reserve Agent or of the Board of Governors of the Federal Reserve System, embezzles, abstracts, purloins or willfully misapplies any of the moneys, funds or credits of such bank or any moneys, funds, assets or securities intrusted to the custody or care of such bank, or to the custody or care of any such agent, officer, director, employee or receiver, shall be fined not more than $1,000,000 or imprisoned not more than 20 years, or both; but if the amount embezzled, abstracted, purloined, or misapplied does not exceed $100, he shall be fined not more than $1,000 or imprisoned not more than one year, or both.

        As used in this section, the term "national bank" is synonymous with "national banking association"; "member bank" means and includes any national bank, state bank, or bank and trust company which has become a member of one of the Federal Reserve banks; and "insured bank" includes any bank, banking association, trust company, savings bank, or other banking institution, the deposits of which are insured by the Federal Deposit Insurance Corporation.

Section 657. Lending, credit and insurance institutions

        Whoever, being an officer, agent or employee of or connected in any capacity with the Reconstruction Finance Corporation, Federal Deposit Insurance Corporation, National Credit Union Administration, Home Owners Loan Corporation, Farm Credit Administration, Department of Housing and Urban Development, Federal Crop Insurance Corporation, Farmers' Home Corporation, the Secretary of Agriculture acting through the Farmers' Home Administration, or the Farm Credit System Insurance Corporation, a Farm Credit Bank, a bank for cooperatives or any lending, mortgage, insurance, credit or savings and loan corporation or association authorized or acting under the laws of the United States or any institution the accounts of which are insured by the Federal Savings and Loan Insurance Corporation or by the National Credit Union Administration Board or any small business investment company, and whoever, being a receiver of any such institution, or agent or employee of the receiver, embezzles, abstracts, purloins or willfully misapplies any moneys, funds, credits, securities or any other things of value belonging to such institution, or pledged or otherwise intrusted to its care, shall be fined not more than $1,000,000 or imprisoned not more than 20 years, or both; but if the amount or value embezzled, abstracted, purloined or misapplied does not exceed $100, he shall be fined not more than $1,000 or imprisoned not more than one year, or both.







Section 1005. Bank entries, reports and transactions

        Whoever, being an officer, director, agent or employee of any Federal Reserve bank, member bank, bank or savings and loan holding company, national bank or insured bank, without authority from the directors of such bank, issues or puts in circulation any notes of such bank; or

        Whoever, without such authority, makes, draws, issues, puts forth, or assigns any certificate of deposit, draft, order, bill of exchange, acceptance, note, debenture, bond, or other obligation, or mortgage, judgment or decree; or

        Whoever makes any false entry in any book, report, or statement of such bank or company with intent to injure or defraud such bank or company, or any other company, body politic or corporate, or any individual person, or to deceive any officer of such bank or company, or the Comptroller of the Currency, or the Federal Deposit Insurance Corporation, or any agent or examiner appointed to examine the affairs of such bank or company, or the Board of Governors of the Federal Reserve System;

        Whoever with intent to defraud the United States or any agency thereof, or any financial institution referred to in this section, participates or shares in or receives (directly or indirectly) any money, profit, property, or benefits through any transaction, loan, commission, contract, or any other act of any financial institution--

        Shall be fined not more than $1,000,000 or imprisoned not more than 20 years, or both.

        As used in this section, the term "national bank" is synonymous with "national banking association"; "member bank" means and includes any national bank, state bank, or bank or trust company which has become a member of one of the Federal Reserve banks; and "insured bank" includes any state bank, banking association, trust company, savings bank, or other banking institution, the deposits of which are insured by the Federal
Deposit Insurance Corporation.

Section 1006. Federal credit institution entries, reports and transactions

       Whoever, being an officer, agent or employee of or connected in any capacity with the Reconstruction Finance Corporation, Federal Deposit Insurance, National Credit Union Administration,
Home Owners' Loan Corporation, Farm Credit Administration,
Department of Housing and Urban Development, Federal Crop Insurance Corporation, Farmers' Home Corporation, the Secretary of
Agriculture acting through the Farmers' Home Administration, or the Farm Credit System Insurance Corporation, a Farm Credit Bank, a bank for cooperatives or any lending, mortgage, insurance, credit or savings and loan corporation or association authorized or acting under the laws of the United States or any institution the accounts of which are insured by the Federal Savings and Loan Insurance Corporation or by the National Credit Union Administration Board, or any small business investment company, with intent to defraud any such institution or any other company, body politic or corporate, or any individual, or to deceive any officer, auditor, examiner or agent of such institution or of department or agency of the United States, makes any false entry in any book, report or statement of or to any such institution, or without being duly authorized, draws any order or bill of exchange, makes any acceptance, or issues, puts forth or assigns any note, debenture, bond or other obligation, or draft, bill of exchange, mortgage, judgment, or decree, or, with intent to defraud the United States or any agency thereof, or any corporation, institution, or association referred to in this section, participates or shares in or receives directly or indirectly any money, profit, property, or benefits through any transaction, loan, commission, contract or any other act of such corporation, institution, or association, shall be fined not more than $1,000,000 or imprisoned not more than 20 years, or both.

Section 1007. Federal Deposit Insurance Corporation Transactions

        Whoever, for the purpose of influencing in any way the action of the Federal Deposit Insurance Corporation, knowingly makes or invites reliance on a false, forged, or counterfeit statement, document, or thing shall be fined not more than $1,000,000 or imprisoned not more than 20 years, or both.

Section 1008. Federal Savings and Loan Insurance Corporation transactions

        Whoever, for the purpose of inducing the insurance of the accounts of any institution by the Federal Savings and Loan Insurance Corporation or for the purpose of obtaining any extension or renewal of such insurance by such Corporation or for the purpose of influencing in any way the action of such Corporation, makes, passes, utters, or publishes any statement, knowing the same to be false; or

        Whoever, for the purpose of influencing in any way the action of such Corporation, utters, forges, or counterfeits any instrument, paper, or document, or utters, publishes, or passes as true any instrument, paper, or document, knowing it to have been uttered, forged, or counterfeited, or willfully overvalues any security, asset, or income, of any institution insured or applying for insurance by said Corporation--

        Shall be fined not more that $5,000 or imprisoned not more than two years, or both.



Section 1014. Loan and credit application generally; renewals and discounts; crop insurance

        Whoever, knowingly makes any false statement or report, or willfully overvalues any land, property or security,for the purpose of influencing in any way the action of the Reconstruction Finance Corporation, Farm Credit Administration, Federal Crop Insurance Corporation, Farmers' Home Corporation, the Secretary of Agriculture acting through the Farmers' Home Administration, any Farm Credit Bank, production credit association, agricultural credit association, bank for cooperatives, or any division, officer, or employee thereof, or of any regional agricultural credit corporation established pursuant to law, or of the National Agricultural Credit Corporation, a Federal land bank, a Federal land bank association, a Federal Reserve bank, a small business investment company, a Federal credit union, an insured State-chartered credit union, any institution the accounts of which are insured by the Federal Deposit Insurance Corporation, the Federal Home Loan Bank System, the Federal Deposit Insurance Corporation, the Resolution Trust Corporation, the Farm Credit Insurance Corporation, or the National Credit Union Administration Board, upon any application, advance, discount, purchase, purchase agreement, repurchase agreement, commitment, or loan, or any change or extension of any of the same, by renewal, deferment, or action or otherwise, or the acceptance, release, or substitution of security therefor, shall be fined not more than $1,000,000 or imprisoned not more than 20 years, or both.

Section 1032. Concealment of assets from conservator, receiver, or liquidating agent of financial institution

        Whoever--

               (1) knowingly conceals or endeavors to conceal an asset or property from the Federal Deposit Insurance Corporation, acting as conservator or receiver or in the Corporation's corporate capacity with respect to any asset acquired or liability assumed by the Corporation under Section 11, 12, 13, the Resolution Trust Corporation, any conservator appointed by the Comptroller of the Currency or the Director of the Office of Thrift Supervision, or the National Credit Union Administration Board, acting as conservator or liquidating agent;

               (2) corruptly impedes or endeavors to impede the functions of such Corporation, Board, or conservator, or

               (3) corruptly places or endeavors to place an asset or property beyond the reach of such Corporation, Board, or conservator,

shall be fined under this title or imprisoned not more than 5 years, or both.


Section 1341.  Frauds and swindles

        Whoever, having devised or intending to devise any scheme or artifice to defraud, or for obtaining money or property by means of false or fraudulent pretenses, representations, or promises, or to sell, dispose of, loan, exchange, alter, give away, distribute, supply, or furnish or procure for unlawful use any counterfeit or spurious coin, obligation, security, or other article, or anything represented to be or intimated or held out to be such counterfeit or spurious article, for the purpose of executing such scheme or artifice or attempting so to do, places in any post office or authorized depository for mail matter, any matter or thing whatever to be sent or delivered by the Postal Service, or takes or receives therefrom, any such matter or thing, or knowingly causes to be delivered by mail according to the direction thereon, or at the place at which it is to be delivered by the person to whom it is addressed, any such matter or thing, shall be fined not more than $1,000 or imprisoned not more than five years, or both. If the violation affects a financial institution, such person shall be fined not more than $1,000,000 or imprisoned not more than 20 years, or both.

Section 1343.  Fraud by wire, radio, or television

         Whoever, having devised or intending to devise any scheme or artifice to defraud, or for obtaining money or property by means of false or fraudulent pretenses, representations, or promises, transmits or causes to be transmitted by means of wire, radio, or television communication in interstate or foreign commerce, any writings, signs, signals, pictures, or sounds for the purpose of executing such scheme or artifice, shall be fined not more than $1,000 or imprisoned not more than five years, or both. If the violation affects a financial institution, such person shall be fined not more than $1,000,000 or imprisoned not more than 20 years, or both.

Section 1344.  Bank fraud

         Whoever knowingly executes, or attempts to execute, a scheme or artifice--

                 (1) to defraud a financial institution; or

                 (2) to obtain any of the moneys, funds, credits, assets securities, or other property owned by, or under the custody or control of, a financial institution, by means of false or fraudulent pretenses, representations, or promises:

shall be fined not more than $1,000,000 or imprisoned not more than 20 years, or both.


B.       DEFINITIONS

(1) "Default" means a failure to comply with the terms of a loan or other obligation to such an extent that the property securing the obligation is foreclosed upon.

(2)      "Loss" means:

         (a) an obligation as to which there is a continuing legal claim that is owed to an insured depository institution, or to the federal deposit insurance funds, FSLIC, or to RTC that is 12 month or more delinquent as to principal and interest; or

         (b) an obligation to pay an outstanding, unsatisfied, final judgment based on any legal theory in favor of any insured depository institution, federal deposit insurance funds, FSLIC, or RTC.

(3) "Substantial loss" means a loss of more than $50,000 to the insured depository institution or to the funds maintained by a Federal deposit insurance agency for the protection of depositors.

All terms used in this Exhibit shall have the same respective meanings as are set forth in the Purchase and Sale Agreement to which this Exhibit is attached.

     1. If Seller notifies Closing Agent that Seller is entitled to the Deposit pursuant to the terms of the Agreement ("Seller's Notice"), then Closing Agent shall promptly give a copy of the Seller's Notice to Buyer. Buyer shall have fifteen (15) days after Buyer's receipt of said copy to give notice to Closing Agent objecting to the release of the Deposit to Seller ("Buyer's Objection Notice"). If Closing Agent does not receive a Buyer's Objection Notice within said period, then Closing Agent shall pay the Deposit to Seller. If Closing Agent does receive a Buyer's Objection Notice within said period, then Closing Agent shall not release the Deposit except (a) in accordance with written instructions signed by both Buyer and Seller or a final order of a court of competent jurisdiction, or (b) by depositing the same in a court of competent jurisdiction in connection with an interpleader.

     2. If Buyer notifies Closing Agent that Buyer is entitled to the Deposit pursuant to the terms of the Agreement ("Buyer's Notice"), then Closing Agent shall promptly give a copy of the Buyer's Notice to Seller. Seller shall have fifteen (15) days after Seller's receipt of said copy to give notice to Closing Agent objecting to the release of the Deposit to Buyer ("Seller's Objection Notice"). If Closing Agent does not receive a Seller's Objection Notice within said period, then Closing Agent shall pay the Deposit to Buyer. If Closing Agent does receive a Seller's Objection Notice within said period, then Closing Agent shall not release the Deposit except (a) in accordance with written instructions signed by both Buyer and Seller or a final order of a court of competent jurisdiction, or (b) by depositing the same in a court of competent jurisdiction in connection with an interpleader.

     3. Any failure on the part of Buyer to give a Buyer's Objection Notice, or any failure on the part of Seller to give a Seller's Objection Notice, within the applicable fifteen (15)-day period shall serve only to direct the Closing Agent as aforesaid, but shall not serve as a waiver of any Claims or defenses the Buyer or the Seller may have against one another.

                         Exhibit "J"

          (Provisions with Respect to Closing Agent)

     4. In performing its duties under the Agreement, Closing Agent may rely upon any Notices given to Closing Agent under the Agreement and reasonably believed by Closing Agent to be genuine and to have been signed and given by the proper party or parties. Closing Agent shall be under no duty to make any inquiry as to the form, genuineness, proper execution, or accuracy of any such Notice.

     5. If Closing Agent deposits the Deposit into a bank or savings and loan in accordance with Section 3.2 of the aforementioned purchase and Sale Agreement, then Closing Agent shall not be liable for all or any portion of the Deposit lost in connection with a take-over or failure of that bank or savings and loan.

     6. Closing Agent shall not be liable for any action taken by Closing Agent in good faith and reasonably believed by Closing Agent to be authorized or within the rights or powers conferred upon Closing Agent by the Agreement. Closing Agent may consult with an independent attorney of its own choice. Closing Agent shall have full and complete authorization and protection for any actions taken or suffered by Closing Agent in good faith and in accordance with the opinion of such attorney.

     7. Closing Agent may resign from any further duties or obligations under the Agreement by giving notice of such resignation and of the date when the resignation shall take effect. Such date shall not be earlier than thirty (30) days after the giving of said notice. Furthermore, Seller may, with or without cause, in Seller's sole and absolute discretion, discharge Closing Agent at any time. If Closing Agent resigns or is discharged, Seller shall arrange for an independent person or entity, chosen by Seller in Seller's sole and absolute discretion ("New Closing Agent") to assume the duties of Closing Agent. The New Closing Agent shall execute an instrument evidencing its assumption of the duties of Closing Agent under the Agreement. Seller shall notify Buyer and Closing Agent promptly of the appointment of the New Closing Agent. Upon its receipt of such notice, Closing Agent shall deliver the Deposit to the New Closing Agent. If Closing Agent does not receive notice of the appointment of the New Closing Agent by the effective date of the Closing Agent's resignation, the Closing Agent shall deposit the Deposit with a court of competent jurisdiction.

     8. If conflicting demands or notices are served upon the Closing Agent with respect to the Agreement within the applicable time limits set forth herein (if any), then Closing Agent (a) shall not comply with any of said demands or notices, and (b) may file a suit in interpleader in a court of competent jurisdiction and deposit the Deposit with that court pursuant to such filing. Under those circumstances, the Closing Agent shall not be liable for damages or injuries to Seller or Buyer or any other person for such failure to comply. Closing Agent shall continue to so refuse to comply with such conflicting demands or notices until either (a) the rights of claimants have been finally adjudicated by a court of competent jurisdiction, or (b) Buyer and Seller have resolved the conflict and have so notified Closing Agent.

     9. Closing Agent's and New Closing Agent's respective fees for the performance of their respective duties under the Agreement shall be such amount as is negotiated by Seller and Closing Agent, or Seller and New Closing Agent, as the case may be. Buyer and Seller shall be jointly and severally liable for those fees and expenses.

     10. Buyer and Seller shall, jointly and severally, defend, indemnify and hold harmless Closing Agent from and against all Claims asserted against or incurred by Closing Agent in connection with the performance of Closing Agent's duties under the Agreement, except any Claims that arise out of (a) any intentional misconduct of Closing Agent, or (b) any default with respect to Closing Agent's duties under the Agreement.

                             Exhibit "K"

                       (Intentionally Deleted)

                             Exhibit "L"

                        (Intentionally Deleted)

                             Exhibit "M"

                             TAX ADDENDUM


     This Addendum is attached to and made a part of that certain Purchase and Sale Agreement (the "Agreement") by and between RESOLUTION TRUST CORPORATION in the capacity therein stated, as "Seller", and The Parkway Company, a Texas Corporation,as "Buyer", pertaining to the property known as Security Centre' Office Buildings. This Addendum is effective as of the Effective Date of the Agreement, and the terms of this Addendum shall control any contrary terms or provisions contained in the Agreement. All terms used herein and not otherwise defined shall have the meanings given them in the Agreement.

      1. Rollback Taxes. Any ad valorem real estate taxes for any Accounting Period which become due at or after the Adjustment Time because of a change in land usage or ownership of the Property ("Rollback Taxes") shall be paid by Buyer, and Buyer shall indemnify and save Seller harmless from and against all claims and liability for such Rollback Taxes.

      2.   Right to Contest Taxes.    Seller  shall  have  the
unrestricted right to contest the amount of or obligation to pay any Taxes for an Accounting Period that includes the Adjustment Time (the "Closing Accounting Period") or that precedes the Adjustment Time. Seller may contest Taxes by any judicial, administrative, or other process that Seller chooses. If requested by Seller, Buyer shall join in any proceeding to contest Taxes to the extent necessary to permit Seller to exercise its rights under this Addendum. Seller shall have no duty to contest Taxes, and may dismiss, settle, or otherwise resolve any matter relating to contested Taxes on whatever terms Seller chooses.

      3. Entitlement to Refund. Any refund of or other reduction in contested Taxes for the Closing Accounting Period or any prior Accounting Period shall be for the benefit of Seller, and Buyer hereby irrevocably assigns to Seller any right, title, or interest it may have in any refund of or other reduction in contested Taxes for all such Accounting periods. If requested by Seller, Buyer shall execute whatever endorsements or other documents may be necessary in order that Seller shall receive the benefit of the refund of or other reduction in such contested Taxes. Notwithstanding anything to the contrary in this Addendum or the Agreement, however, Seller shall not be entitled to any refund or reduction relating to any Rollback Taxes, as all such Rollback Taxes shall be paid by Buyer, as provided in Paragraph 1 of this Addendum.

     4. Adjustments for Closing Accounting Period. If a contest of Taxes by Seller is concluded before the Adjustment Time, the proration of the contested Taxes shall be accomplished in accordance with the Agreement, taking into account any revised Taxes amount for the Closing Accounting Period. If a contest of Taxes by Seller is concluded after the Adjustment Time, then an appropriate adjustment payment shall be made by Buyer or Seller to the other once the revised Taxes amount for the Closing Accounting Period becomes available, so that taking into account the adjustment payment, each will have paid (or been debited for) the revised Taxes amount for the Closing Accounting Period that results from Seller's contest in the proportion that the number of days in the Closing Accounting Period before or after the Adjustment Time, as the case may be, bears to the total number of days in the Closing Accounting Period. Notwithstanding anything to the contrary in this Addendum or the Agreement, however, no adjustment payment shall be made with respect to any Rollback Taxes, as all such Rollback Taxes shall be paid by Buyer, as provided in Paragraph 1 of this Addendum.

     5. Contest Costs. Buyer shall pay a share of Seller's out-of-pocket costs (including legal fees and costs) of contesting Taxes for the Closing Accounting Period in the proportion that the number of days in the Closing Accounting Period after the Adjustment Time bears to the total number of days in the Closing Accounting Period. If Seller's out-of-pocket costs of contesting Taxes for the Closing Accounting Period exceed the amount of any reduction in contested Taxes for the Closing Accounting Period, Buyer shall not be obligated to pay any share of the excess. If as part of the same proceeding Seller has also contested Taxes for Accounting Periods before the Closing Accounting Period, Seller's out-of-pocket costs shall be allocated to the Closing Accounting Period in the proportion that the amount of the reduction in contested Taxes for the Closing Accounting Period bears to the aggregate amount of all reductions in contested Taxes resulting from the proceeding. Except as otherwise provided in this paragraph, any contest of Taxes by Seller shall be at Seller's sole cost and expense.

     6. Payment Procedure. The amount of any adjustment payment pursuant to Paragraph 4 and the amount of any cost-sharing payment pursuant to Paragraph 5 shall be combined to determine a net settlement amount owed by Seller or Buyer to the other. If the net settlement amount is owed to Seller, that amount shall be due and payable not later than thirty (30) days after Seller notifies Buyer in writing of the amount due. If the net settlement amount is owed to Buyer, that amount shall be due and payable not later than thirty (30) days after Seller's receipt of any contested Taxes being refunded to Seller or the conclusion of the contest of Taxes by Seller, whichever is later. Any notice or payment from Seller to Buyer shall include a statement reflecting in reasonable detail how the net settlement amount was calculated and shall include copies of bills, invoices, or other reasonable documentation of any out-of-pocket expenses of Seller for which Buyer is to pay a share.

     7. Survival. The rights and obligations of the parties under this Addendum shall survive Closing.


SELLER:                             BUYER:

RESOLUTION TRUST CORPORATION        The Parkway Company
as Receiver for Security
Federal Savings and
Loan Association


By:     /s/Ray L. Bommer            By:     /s/Steven G. Rogers

Name:   Ray L. Bommer               Name:   Steven G. Rogers
Title or
Capacity:  Attorney-In-Fact         Title:  President


                                    By:     /s/Sarah P. Clark

                                    Name:   Sarah P. Clark

                                    Title:  Vice President